                                                                    EXHIBIT 4.2




                             GIANT INDUSTRIES, INC.,

                                   as Issuer,

                           THE SUBSIDIARY GUARANTORS,

                                 as Guarantors,

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee




                                    INDENTURE

                            DATED AS OF MAY 14, 2002




                     11% SENIOR SUBORDINATED NOTES DUE 2012

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE ONE
     DEFINITIONS AND INCORPORATION BY REFERENCE...........................     1

     Section 1.01.   Definitions..........................................     1
     Section 1.02.   Other Definitions....................................    12
     Section 1.03.   Incorporation by Reference of Trust Indenture Act....    13
     Section 1.04.   Rules of Construction................................    13

ARTICLE TWO
     THE NOTES............................................................    14

     Section 2.01.   Form and Dating......................................    14
     Section 2.02.   Execution and Authentication.........................    15
     Section 2.03.   Registrar and Paying Agent...........................    15
     Section 2.04.   Paying Agent to Hold Money in Trust..................    16
     Section 2.05.   Lists of Holders of Notes............................    16
     Section 2.06.   Transfer and Exchange................................    16
     Section 2.07.   Replacement Notes....................................    21
     Section 2.08.   Outstanding Notes; Treasury Notes....................    21
     Section 2.09.   Temporary Notes and Definitive Notes.................    21
     Section 2.10.   Cancellation.........................................    22
     Section 2.11.   Defaulted Interest...................................    22
     Section 2.12.   CUSIP Number.........................................    22
     Section 2.13.   Persons Deemed Owners................................    22
     Section 2.14.   Issuance of Additional Notes.........................    23

ARTICLE THREE
     REDEMPTION...........................................................    23

     Section 3.01.   Notice to Trustee....................................    23
     Section 3.02.   Selection of Notes to Be Redeemed....................    23
     Section 3.03.   Notice of Redemption.................................    23
     Section 3.04.   Effect of Notice of Redemption.......................    24
     Section 3.05.   Deposit of Redemption Price..........................    24
     Section 3.06.   Notes Redeemed in Part...............................    24

ARTICLE FOUR
     COVENANTS............................................................    25

     Section 4.01.   Payment of Notes.....................................    25
     Section 4.02.   Commission Reports...................................    25
     Section 4.03.   Compliance Certificates..............................    25
     Section 4.04.   Maintenance of Office or Agency......................    26
     Section 4.05.   Corporate Existence..................................    26
     Section 4.06.   Waiver of Stay, Extension or Usury Laws..............    27
     Section 4.07.   Payment of Taxes and Other Claims....................    27
     Section 4.08.   Maintenance of Properties and Insurance; Line of
                        Business..........................................    27
     Section 4.09.   Limitation on Incurrence of Additional Indebtedness..    27
     Section 4.10.   Limitation on Restricted Payments....................    28
     Section 4.11.   Limitation on Sale of Assets.........................    29

     Section 4.12.   Limitation on Liens Securing Indebtedness............    32
     Section 4.13.   Limitation on Payment Restrictions Affecting
                       Restricted Subsidiaries............................    32
     Section 4.14.   Limitation on Transactions with Affiliates...........    32
     Section 4.15.   Limitation on Future Senior Subordinated Indebtedness    33
     Section 4.16.   Change of Control....................................    33

ARTICLE FIVE
     SUCCESSOR CORPORATION................................................    34

     Section 5.01.   When Company May Merge, Etc..........................    34
     Section 5.02.   Successor Corporation Substituted....................    35

ARTICLE SIX
     DEFAULTS AND REMEDIES................................................    35

     Section 6.01.   Events of Default....................................    35
     Section 6.02.   Acceleration.........................................    36
     Section 6.03.   Other Remedies.......................................    37
     Section 6.04.   Waiver of Past Defaults..............................    37
     Section 6.05.   Control by Majority..................................    37
     Section 6.06.   Limitation on Remedies...............................    37
     Section 6.07.   Rights of Holders to Receive Payment.................    38
     Section 6.08.   Collection Suit by Trustee...........................    38
     Section 6.09.   Trustee May File Proofs of Claim.....................    38
     Section 6.10.   Priorities...........................................    38
     Section 6.11.   Undertaking for Costs................................    38

ARTICLE SEVEN
     TRUSTEE..............................................................    39

     Section 7.01.   Duties of Trustee....................................    39
     Section 7.02.   Rights of Trustee....................................    40
     Section 7.03.   Individual Rights of Trustee.........................    40
     Section 7.04.   Trustee's Disclaimer.................................    41
     Section 7.05.   Notice of Defaults...................................    41
     Section 7.06.   Reports by Trustee to Holders........................    41
     Section 7.07.   Compensation and Indemnity...........................    41
     Section 7.08.   Replacement of Trustee...............................    42
     Section 7.09.   Successor Trustee by Merger, Etc.....................    43
     Section 7.10.   Eligibility; Disqualification........................    43
     Section 7.11.   Preferential Collection of Claims Against Company....    43

ARTICLE EIGHT
     DISCHARGE OF INDENTURE...............................................    43

     Section 8.01.   Termination of Company's Obligations.................    43
     Section 8.02.   Application of Trust Money...........................    44
     Section 8.03.   Repayment to Company.................................    44
     Section 8.04.   Reinstatement........................................    45
     Section 8.05.   Survival of Certain Obligations......................    45

ARTICLE NINE
     AMENDMENTS, SUPPLEMENTS AND WAIVERS..................................    45

     Section 9.01.   Without Consent of Holders...........................    45
     Section 9.02.   With Consent of Holders..............................    46
     Section 9.03.   Compliance with Trust Indenture Act..................    47
     Section 9.04.   Revocation and Effect of Consents....................    47
     Section 9.05.   Notation on or Exchange of Notes.....................    47
     Section 9.06.   Trustee Protected....................................    47

ARTICLE TEN
     SUBORDINATION OF NOTES...............................................    48

     Section 10.01.  Notes Subordinated to Senior Indebtedness............    48
     Section 10.02.  No Payment on Notes in Certain Circumstances.........    48
     Section 10.03.  Notes Subordinated to Prior Payment of All Senior
                       Indebtedness on Dissolution, Liquidation or
                       Reorganization of the Company......................    49
     Section 10.04.  Holders to Be Subrogated to Rights of Holders of
                       Senior Indebtedness................................    50
     Section 10.05.  Obligations of the Company Unconditional.............    50
     Section 10.06.  Trustee Entitled to Assume Payments, Not Prohibited
                       in Absence of Notice...............................    50
     Section 10.07.  Application by Trustee of Assets Deposited With It...    51
     Section 10.08.  Subordination Rights Not Impaired by Acts or
                       Omissions of the Company or Holders of Senior
                       Indebtedness.......................................    51
     Section 10.09.  Holders Authorize Trustee to Effectuate
                       Subordination of Notes.............................    51
     Section 10.10.  Right of Trustee to Hold Senior Indebtedness.........    51
     Section 10.11.  Article Ten Not to Prevent Events of Default.........    52
     Section 10.12.  Payment..............................................    52
     Section 10.13.  Trustee Not Fiduciary for Holders of Senior
                       Indebtedness.......................................    52

ARTICLE ELEVEN
     GUARANTEES...........................................................    52

     Section 11.01.  Unconditional Guarantee..............................    52
     Section 11.02.  Subsidiary Guarantors May Consolidate, Etc., on
                       Certain Terms......................................    53
     Section 11.03.  Addition of Subsidiary Guarantors....................    54
     Section 11.04.  Release of a Subsidiary Guarantor....................    54
     Section 11.05.  Limitation of Subsidiary Guarantor's Liability.......    54
     Section 11.06.  Contribution.........................................    54
     Section 11.07.  Execution and Delivery of Guarantee..................    55
     Section 11.08.  Severability.........................................    55
     Section 11.09.  Consent to Jurisdiction and Service of Process.......    55
     Section 11.10.  Waiver of Immunity...................................    55
     Section 11.11.  Judgment Currency....................................    56

ARTICLE TWELVE
     SUBORDINATION OF GUARANTEES..........................................    56

     Section 12.01.  Guarantees Subordinated to Senior Indebtedness.......    56
     Section 12.02.  No Payment on Guarantees in Certain Circumstances....    56
     Section 12.03.  Guarantees Subordinated to Prior Payment of All
                       Senior Indebtedness on Dissolution, Liquidation or
                       Reorganization of a Subsidiary Guarantor...........    57
     Section 12.04.  Holders to Be Subrogated to Rights of Holders of
                       Senior Indebtedness................................    58
     Section 12.05.  Guarantees Unconditional.............................    58
     Section 12.06.  Trustee Entitled to Assume Payments Not Prohibited in
                       Absence of Notice..................................    59
     Section 12.07.  Application by Trustee of Assets Deposited With It...    59
     Section 12.08.  Subordination Rights Not Impaired by Acts or
                       Omissions of the Subsidiary Guarantors or Holders
                       of Senior Indebtedness.............................    59

     Section 12.09.  Holders Authorize Trustee to Effectuate Subordination
                       of Notes...........................................    60
     Section 12.10.  Right of Trustee to Hold Senior Indebtedness.........    60
     Section 12.11.  Payment..............................................    60
     Section 12.12.  Trustee Not Fiduciary for Holders of Senior
                       Indebtedness.......................................    60

ARTICLE THIRTEEN
     MISCELLANEOUS........................................................    61

     Section 13.01.  Trust Indenture Act Controls.........................    61
     Section 13.02.  Notices..............................................    61
     Section 13.03.  Communication by Holders with Other Holders..........    61
     Section 13.04.  Certificate and Opinion as to Conditions Precedent...    62
     Section 13.05.  Statements Required in Certificate or Opinion........    62
     Section 13.06.  Rules by Trustee and Agents..........................    62
     Section 13.07.  Legal Holidays.......................................    62
     Section 13.08.  Governing Law........................................    62
     Section 13.09.  No Adverse Interpretation of Other Agreements........    62
     Section 13.10.  No Recourse Against Others...........................    63
     Section 13.11.  Successors...........................................    63
     Section 13.12.  Duplicate Originals..................................    63
     Section 13.13.  Severability.........................................    63


Exhibit A - Form of Initial Note
Exhibit B - Form of Exchange Note

                              CROSS-REFERENCE TABLE

TRUST INDENTURE                                                        INDENTURE
  ACT SECTION                                                           SECTION
---------------                                                        ---------

310(a)(1)...................................................................7.10
   (a)(2)....................................................................N/A
   (a)(3)....................................................................N/A
   (a)(4)....................................................................N/A
   (a)(5)...................................................................7.08
   (b)......................................................................7.10
   (c).......................................................................N/A
311(a)......................................................................7.11
   (b)......................................................................7.11
   (c).......................................................................N/A
312(a).......................................................................N/A
   (b).....................................................................13.03
   (c).....................................................................13.03
313(a)......................................................................7.06
   (b)(1)....................................................................N/A
   (b)(2)...................................................................7.06
   (c)......................................................................7.06
   (d).......................................................................N/A
314(a)................................................................4.02; 4.03
   (b).......................................................................N/A
   (c)(1)....................................................................N/A
   (c)(2)....................................................................N/A
   (c)(3)....................................................................N/A
   (d).......................................................................N/A
   (e).......................................................................N/A
   (f).......................................................................N/A
315(a).......................................................................N/A
   (b).......................................................................N/A
   (c).......................................................................N/A
   (d).......................................................................N/A
   (e).......................................................................N/A
316(a)(1)(A).................................................................N/A
   (a)(1)(B).................................................................N/A
   (a)(2)....................................................................N/A
   (b).......................................................................N/A
   (c).......................................................................N/A
317(a)(1)....................................................................N/A
   (a)(2)....................................................................N/A
   (b).......................................................................N/A
318(a).......................................................................N/A
   (b).......................................................................N/A
   (c).....................................................................13.01

------------------------

N/A means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

      INDENTURE, dated as of May 14, 2002, among GIANT INDUSTRIES, INC., a Delaware corporation (the "Company"), the SUBSIDIARY GUARANTORS listed as signatories hereto, and The Bank of New York, a New York banking corporation, as Trustee.

      The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance, initially, of up to $200,000,000 aggregate principal amount of the Company's 11% Senior Subordinated Notes due 2012 (the "Notes") issuable as provided in this Indenture. All actions necessary to make this Indenture a valid and legally binding agreement of the Company and each Subsidiary Guarantor, in accordance with its terms, have been taken.

      Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Notes.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     Definitions.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agent" means any Registrar, Paying Agent or co-registrar.

      "Asset Sale" means any sale, capitalized lease (in accordance with GAAP), transfer, exchange or other disposition (or series of related sales, capitalized leases (in accordance with GAAP), transfers, exchanges or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), or of property or assets or any interests therein (each referred to for purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (other than (i) by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to a Restricted Subsidiary, (ii) a sale of inventory or hydrocarbons or other products (including both crude and refined products), in each case in the ordinary course of business of the Company's or a Restricted Subsidiary's operations, (iii) the merger or consolidation of, or the disposition of all or substantially all of the assets of, the Company made in compliance with Article Five of this Indenture and (iv) the merger or consolidation of a Restricted Subsidiary made in compliance with the requirements set forth in Section 11.02(b)(i)(A)).

      "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of
(A) the number of years from such date to the date of each successive scheduled principal payment of such Indebtedness multiplied by (B) the amount of such principal payment by (ii) the sum of all such principal payments.

      "Bank Credit Facility" means a revolving credit and/or letter of credit and/or bankers' acceptance facility, the proceeds of which are used for working capital and other general corporate purposes existing on the Issue Date or entered into after the Issue Date by one or more of the Company and/or its Restricted Subsidiaries and one or more financial institutions, as amended, extended or refinanced from time to time.

      "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

      "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 85% of the book value of all accounts receivable owned by the Company and its Restricted Subsidiaries (excluding any accounts receivable from an Affiliate of the Company or that are more than 90 days past due, less (without duplication) the allowance for doubtful accounts attributable to such current accounts receivable) and (ii) 60% of the book value of all inventory owned by the Company and its Restricted Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

      "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading and which is not a Legal Holiday.

      "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

      "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Change of Control" means any event or series of events by which (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 50% or more of the total voting power of the Voting Stock of the Company; (ii) the Company consolidates with or merges or amalgamates with or into another Person or conveys, transfers, or leases all or substantially all of its assets to any Person, or any Person consolidates with, or merges or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation which is not Disqualified Stock and (B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction; (iii) the stockholders of the Company approve any plan of liquidation or dissolution of the Company; or (iv) during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (or whose appointment or nomination for election by the stockholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

      "Commission" means the Securities and Exchange Commission.

      "Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

      "Consolidated Coverage Ratio" means, for any Reference Period, the ratio on a pro forma basis of (i) Consolidated EBITDA for such Reference Period to
(ii) Consolidated Interest Expense for such Reference Period; provided that, in calculating Consolidated EBITDA and Consolidated Interest Expense (A) with respect to any acquisition or disposition which occurs during the Reference Period or subsequent to the Reference Period and on or prior to the date of the incurrence of Indebtedness giving rise to the need to calculate the Consolidated

Coverage Ratio (the "Debt Incurrence Date"), such acquisition or disposition shall be assumed to have occurred on the first day of the Reference Period, (B) with respect to the incurrence of any Indebtedness (including the Notes) during the Reference Period or subsequent to the Reference Period and on or prior to the Debt Incurrence Date, the incurrence of such Indebtedness shall be assumed to have occurred on the first day of such Reference Period, (C) any Indebtedness that had been outstanding during the Reference Period that has been repaid on or prior to the Debt Incurrence Date shall be assumed to have been repaid as of the first day of such Reference Period, (D) the Consolidated Interest Expense attributable to interest or dividends on any Indebtedness bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the rate in effect on the Debt Incurrence Date were the average rate in effect during the entire Reference Period, and (E) in determining the amount of Indebtedness pursuant to Section 4.09, the incurrence of Indebtedness giving rise to the need to calculate the Consolidated Coverage Ratio and, to the extent the net proceeds from the incurrence or issuance thereof are used to retire Indebtedness, the application of the proceeds therefrom, shall be assumed to have occurred on the first day of the Reference Period.

      "Consolidated EBITDA" means, for any Reference Period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such Reference Period, increased (to the extent deducted in determining Consolidated Net Income) by the sum of: (i) all income taxes of the Company and its Restricted Subsidiaries paid or accrued according to GAAP for such period (other than income taxes attributable to extraordinary gains or losses), (ii) all interest expense of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (including amortization of original issue discount and other non-cash interest expense), (iii) depreciation and depletion of the Company and its Restricted Subsidiaries, (iv) amortization of the Company and its Restricted Subsidiaries including, without limitation, amortization of capitalized debt issuance costs, (v) other non-recurring non-cash charges (excluding any such non-cash charges to the extent they require an accrual of, or a reserve for, cash charges for any future periods) to the extent such non-cash charges are deducted in connection with the determination of Consolidated Net Income minus non-cash items increasing such Consolidated Net Income, and (vi) extraordinary losses to the extent deducted in connection with the determination of Consolidated Net Income.

      "Consolidated Interest Expense" means, with respect to the Company and its Restricted Subsidiaries, for any Reference Period, the aggregate amount (without duplication) of (i) interest expensed or capitalized in accordance with GAAP (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) during such period in respect of all Indebtedness of the Company and its Restricted Subsidiaries (including (A) amortization of original issue discount on any Indebtedness, (B) the interest portion of all deferred payment obligations, calculated in accordance with GAAP, and (C) all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financing and currency and interest rate swap arrangements, in each case to the extent attributable to such Reference Period), and (ii) dividend requirements of the Company and its Restricted Subsidiaries with respect to Disqualified Stock of the Company or its Restricted Subsidiaries, whether in cash or otherwise (except dividends payable solely in shares of Qualified Stock), paid (other than to the Company or any of its Restricted Subsidiaries), declared, accrued or accumulated during such period, divided by the difference of one minus the applicable actual combined federal state, local and foreign income tax rate of the Company and its Restricted Subsidiaries (expressed as a decimal), on a consolidated basis, for the four quarters immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense, in each case to the extent attributable to such Reference Period and excluding items eliminated in consolidation. For purposes of this definition, (i) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (ii) interest expense attributable to any Indebtedness represented by the guarantee by the Company or a Restricted Subsidiary of the Company of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

      "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that (i) the net income for such period of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends, payments or distributions actually paid to the Company or its Restricted Subsidiaries by such other Person in such period; (ii) the net income for such period of any Restricted Subsidiary of the Company that is subject to any Payment Restriction will be included only to the extent of the amount of dividends, payments or distributions which (A) are actually paid by such

Restricted Subsidiary in such period to the Company (or another Restricted Subsidiary which is not subject to a Payment Restriction) and (B) are not in excess of the amount which such Restricted Subsidiary would be permitted to pay to the Company (or another Restricted Subsidiary which is not subject to a Payment Restriction) in any future period under the Payment Restrictions applicable to such Restricted Subsidiary, assuming that the net income of such Restricted Subsidiary in each future period is equal to the net income for such Restricted Subsidiary for such period; and (iii) the following will be excluded:
(A) any net gain or loss on the sale or other disposition by the Company or any of its Restricted Subsidiaries of assets (other than a sale of inventory or hydrocarbons or other products (including both crude and refined products), in each case in the ordinary course of business of the Company's operations) and of the Capital Stock of any Restricted Subsidiary of the Company, (B) the net income (or loss) of any other Person acquired by the Company or any Restricted Subsidiary prior to the date of such acquisition, (C) extraordinary gains, and
(D) the $5.4 million reserve recorded in 2001 for a related party note and interest thereon.

      "Consolidated Net Tangible Assets" means, as of any date, the total assets of the Company and its Restricted Subsidiaries on a consolidated basis as of such date (less applicable reserves and other items properly deductible from total assets) and after deducting therefrom: (i) total liabilities and total capital items as of such date except the following: items constituting Indebtedness, paid-in capital and retained earnings, provisions for deferred income taxes and deferred gains, and reserves which are not reserves for any contingencies not allocated to any particular purpose; (ii) goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other intangible assets; and (iii) all Investments other than Permitted Investments.

      "Consolidated Tangible Net Worth" means, with respect to any Person, as at any date of determination, the sum of Capital Stock (other than Disqualified Stock) and paid-in capital plus retained earnings (or minus accumulated deficit) minus all intangible assets, including, without limitation, organization costs, patents, trademarks, copyrights, franchise, research and development costs, and any amount reflected in treasury stock, of such Person determined on a consolidated basis in accordance with GAAP.

      "Credit Agreements" means the Company's three year, senior secured revolving credit facility in the amount of $100,000,000 and the Company's three year, senior mortgage loan facility in the amount of $40,000,000, and in each case as amended, extended or refinanced from time to time.

      "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

      "Depository" means The Depository Trust Company, its nominees and their respective successors.

      "Designated Senior Indebtedness" means (i) any Senior Indebtedness of the Company and/or any Subsidiary Guarantor permitted under this Indenture, the original principal amount of which is $10 million or more and (ii) the Indebtedness and/or other obligations under the Credit Agreements or a Bank Credit Facility.

      "Disqualified Stock" means any Capital Stock of a Person which, by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date or which is exchangeable or convertible into debt securities of such Person or any other Person, except to the extent that such exchange or conversion rights cannot be exercised prior to the Maturity Date.

      "Domestic Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Subsidiary Guarantor.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

      "Exchange Offer" means an offer by the Company, pursuant to a Registration Rights Agreement, to Holders of Initial Notes to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

      "Exchange Notes" means Notes to be issued pursuant to this Indenture in connection with an Exchange Offer pursuant to the relevant Registration Rights Agreement.

      "Existing Subordinated Notes" means $150 million in original principal amount of the Company's 9% Senior Subordinated Notes due 2007.

      "Former Affiliate" means any Person who was an Affiliate of the Company at any time during the three year period prior to the date for which determination of Affiliate status is required.

      "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.

      "Guarantee" means, individually and collectively, the guarantees given by the Subsidiary Guarantors pursuant to Article Eleven hereof, including a notation in the Notes substantially in the form attached hereto as Exhibit A.

      "Holder" means a Person in whose name a Note is registered on the Registrar's books.

      "Indebtedness" means, without duplication, with respect to any Person, (i) all obligations of such Person (A) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by bonds, notes, debentures or similar instruments, (C) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business), (D) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (E) for the payment of money relating to a Capitalized Lease Obligation, or (F) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (ii) all net obligations of such Person as of the date of a required calculation under interest swap obligations and foreign currency hedges, other than interest rate swap obligations and foreign currency hedges incurred to protect the Company or its Restricted Subsidiaries from fluctuations in interest rates or foreign currency exchange rates; (iii) all liabilities of others of the kind described in the preceding clauses (i) or
(ii) that such Person has guaranteed or that are otherwise its legal liability;
(iv) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (A) the full amount of such obligations so secured, and (B) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution of such Person; (v) the liquidation preference and any mandatory redemption payment obligations in respect of Disqualified Stock of such Person; and (vi) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii), (iv), (v) or this clause (vi), whether or not between or among the same parties.

      "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

      "Initial Notes" means up to $200 million principal amount of Notes that are issued pursuant to this Indenture on the Issue Date and shall include any other Notes issued under this Indenture after the Issue Date in a private placement.

      "Initial Purchasers" means Banc of America Securities LLC, BNP Paribas Securities Corp. and Fleet Securities, Inc.

      "Insolvency or Liquidation Proceeding" means, with respect to any Person,
(i) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization proceeding or other similar case or proceeding, relative to such Person, as such, or its assets, or (ii) any liquidation, dissolution, reorganization proceeding or winding up of such Person (other than any reincorporation of such Person in another jurisdiction), whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

      "Investment" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding advances to employees in the ordinary course of business other than advances to present or Former Affiliates of the Company in an aggregate amount outstanding at any one time not to exceed $1 million), (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments or advances on a balance sheet of such Person prepared in accordance with GAAP.

      "Issue Date" means the date on which the Notes are originally issued under this Indenture.

      "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction).

      "Make-Whole Premium" means, with respect to a Note on any date of redemption, the greater of (x) 1% of the principal amount of such Note or (y) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Note at May 15, 2007 (such redemption price being described under Paragraph 6 of the Note) plus (2) all remaining required interest payments (exclusive of interest accrued and unpaid to the date of redemption) due on such Note through May 15, 2007, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of such Note.

      "Maturity Date" means May 15, 2012.

      "Net Available Proceeds" means, with respect to any Asset Sale of any Person, cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state or local taxes required to be accrued as a liability as a consequence of such Asset Sale, and in each case net of all Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must, by its terms or in order to obtain a necessary consent to such Asset Sale to prevent a default or event of default under Senior Indebtedness or by applicable law, be repaid out of the proceeds from such Asset Sale and which is actually so repaid.

      "Net Cash Proceeds" means, in the case of any sale by the Company of securities pursuant to clause (B) or (C) of Section 4.10(a)(iii), the aggregate net cash proceeds received by the Company, after payment of expenses, commissions, discounts and any other transaction costs incurred in connection therewith.

      "Notes" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include the Initial Notes issued on the Issue Date, any Exchange Notes to be issued and exchanged for any Initial Notes pursuant to a Registration Rights Agreement and this Indenture, and any other Notes issued after the Issue Date under this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

      "Notes Custodian" means the custodian with respect to a Global Note (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

      "Officer" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person.

      "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers, one of which must be the principal executive, principal financial or principal accounting officer of the Company.

      "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company (or any Subsidiary Guarantor, if applicable).

      "Pari Passu Indebtedness" means the Existing Subordinated Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company, which is not Senior Indebtedness.

      "Permitted Business Investments" means (i) Investments by the Company or any Restricted Subsidiary in any Person which immediately prior to the making of such Investment is a Restricted Subsidiary; (ii) Investments in the Company by any Restricted Subsidiary; and (iii) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (iv) Investments arising in connection with interest rate protection agreements, foreign currency hedging agreements and commodity hedging agreements incurred in the ordinary course of business for the purpose of fixing or hedging interest rate, currency or commodity risk in connection with the conduct of the business of the Company and its Restricted Subsidiaries and not for speculative purposes; and (v) Investments received by the Company or any Restricted Subsidiary in connection with Asset Sales, provided that the aggregate fair market value of all Investments permitted pursuant to this clause (v) after the Issue Date shall not exceed $5 million in the aggregate.

      "Permitted Company Refinancing Indebtedness" means (i) Indebtedness of the Company, the terms of which have been amended, modified or supplemented in a manner that does not (A) affect the priority of such Indebtedness in right of payment in relation to the Notes, (B) accelerate the maturity of such Indebtedness or (C) shorten the Average Life of such Indebtedness and (ii) Indebtedness of the Company, the net proceeds of which are used to renew, extend, refinance, defease, refund or repurchase outstanding Indebtedness of the Company, provided that (A) if the Indebtedness (including the Notes) being renewed, extended, refinanced, defeased refunded or repurchased is pari passu with or subordinated in right of payment to the Notes then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, defeased, refunded or repurchased, (B) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, defeased, refunded or repurchased, and (C) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the remaining Average Life of the Indebtedness being renewed, extended, refinanced, defeased, refunded or repurchased; provided further that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Company Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, defeased, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, defeased, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP).

      "Permitted Financial Investments" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $300 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above, (v) commercial paper rated at least A-2 or the equivalent thereof at the time of purchase by Standard & Poor's or rated at least P-2 or the equivalent at the time of purchase by Moody's Investors Service, Inc., and in each case maturing within 12 months after the date of acquisition, (vi) money market mutual or similar funds having assets in excess of $100 million and (vii) any debt securities or adjustable rate preferred stock issued by a corporation organized under the laws of a state of the United States of America or issued by any state, county or municipality located in the United States of America which is rated at least AA- or the equivalent thereof by Moody's Investors Service, Inc. and Standard & Poor's Corporation and maturing or having a call provision not exceeding 24 months from the date of acquisition.

      "Permitted Investments" means Permitted Business Investments and Permitted Financial Investments.

      "Permitted Liens" means (i) Liens existing on the Issue Date; (ii) Liens now or hereafter securing Senior Indebtedness; (iii) Liens now or hereafter securing any interest rate hedging obligations (A) that the Company is required to enter into with respect to the Bank Credit Facility or (B) that are entered into for the purpose of managing interest rate risk with respect to Indebtedness of the Company and its Restricted Subsidiaries, provided that such interest rate obligations under clauses (A) and (B) do not have an aggregate notional amount which exceeds the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries; (iv) Liens securing obligations under agreements that the Company enters into in the ordinary course of business for the purpose of protecting against fluctuations in oil, natural gas or refined products; (v) Liens securing Indebtedness, the proceeds of which are used to refinance secured Indebtedness of the Company or its Restricted Subsidiaries; provided that such Liens extend to or cover only the property or assets currently securing the Indebtedness being refinanced; (vi) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;
(vii) mechanics', workmen's, materialmen's, operator's or similar Liens arising in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by appropriate action; (viii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action; (ix) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business; (x) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of real properties, and minor defects in title which, in the case of any of the foregoing, were nor incurred or created to secure the payment of borrowed money or the deferred purchase price of property or services, and in the aggregate do not materially adversely affect the value of such properties or materially impair use for the purposes of which such properties are held by the Company or any Restricted Subsidiaries;
(xi) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof; (xii) Liens on pipeline or pipeline facilities which arise out of operation of law; (xiii) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP; (xiv) (A) Liens upon any property of any Person existing at the time of acquisition thereof by the Company or a Subsidiary, (B) Liens upon any property of a Person existing at the time such Person is merged or consolidated with the Company or any Restricted Subsidiary or existing at the time of the sale or transfer of any such property of such Person to the Company or any Restricted Subsidiary, or (C) Liens upon any property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided that in each case such Lien has not been created in contemplation of such sale, merger, consolidation, transfer or acquisition; and provided further that in each such case no such Lien shall extend to or cover any property of the Company or any Subsidiary other than the property being acquired and improvements thereon; (xv) Liens on deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business;
(xvi) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank; (xvii) purchase money Liens granted in connection with the acquisition of fixed assets in the ordinary course of business and consistent with past practices, provided that (A) such Liens attach only to the property so acquired with the purchase money indebtedness secured thereby and (B) such Liens secure only Indebtedness that is not in excess of 100% of the purchase price of such fixed assets; (xviii) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases; (xix) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other agreements which are customary in the Principal Business; and (xx) other Liens, provided that such other Liens shall not secure obligations in excess of $5.0 million in the aggregate at any one time outstanding.

      "Permitted Subsidiary Refinancing Indebtedness" means (i) Indebtedness of any Subsidiary, the terms of which have been amended, modified or supplemented in a manner that does not (A) affect the priority of such Indebtedness in right of payment in relation to the Guarantees, (B) accelerate the maturity of such Indebtedness or (C) shorten the Average Life of such Indebtedness and (ii) Indebtedness of any Subsidiary, the net proceeds of which are used to renew, extend, refinance, defease, refund or repurchase outstanding Indebtedness of such Subsidiary, provided that (A) if the Indebtedness (including any guarantee thereof) being renewed, extended, refinanced, defeased, refunded or repurchased is pari passu with or subordinated in right of payment to the Guarantees, then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Guarantees at least to the same extent as the Indebtedness being renewed, extended, refinanced, defeased, refunded or repurchased, (B) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, defeased, refunded or repurchased, and (C) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the remaining Average Life of the Indebtedness being renewed, extended, refinanced, defeased, refunded or repurchased; provided further that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Subsidiary Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding under the Indebtedness being renewed, extended, refinanced, defeased, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, defeased, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP).

      "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

      "Post-Commencement Interest" means all interest accrued or accruing after the commencement of any Insolvency or Liquidation Proceeding in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing, or governing any Senior Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

      "Principal Business" means (i) the business of the exploration for, and development, acquisition, production, processing, marketing, refining, storage and transportation of, hydrocarbons, (ii) any related energy and natural resource business, (iii) any business currently engaged in by the Company or its Subsidiaries, (iv) convenience stores, retail service stations, truck stops and other public accommodations in connection therewith, and (v) any activity or business that is a reasonable extension, development or expansion of any of the foregoing.

      "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with the rules and regulations under the Securities Act.

      "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

      "Publicly Traded Stock" means, with respect to any Person, Voting Stock of such Person which is registered under Section 12 of the Exchange Act and which is actively traded on the New York Stock Exchange or American Stock Exchange or quoted in the National Association of Securities Dealers Automated Quotation System (National Market System).

      "Qualified Stock" means any Capital Stock that is not Disqualified Stock.

      "Reference Period" means, with respect to any Person, the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

      "Registration Rights Agreement" means the Registration Rights Agreement dated May 14, 2002 among the Company, the Subsidiary Guarantors and the Initial Purchasers, or any other Registration Rights Agreement executed in connection with the issuance of Initial Notes after the Issue Date, as the case may be.

      "Representative" means the indenture trustee or other trustee, agent or representative of holders of any Senior Indebtedness.

      "Restricted Payment" means, with respect to any Person, any of the following: (i) any dividend or other distribution in respect of such Person's Capital Stock (other than (A) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of such Person and (B) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company that is a Wholly Owned Subsidiary); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock, or any option, warrant, or other right to acquire shares of Capital Stock, of the Company or any of its Restricted Subsidiaries other than any such purchase, redemption or other acquisition or retirement for value by the Company or any Restricted Subsidiary of the Company that is a Wholly Owned Subsidiary of any Capital Stock, or, any option, warrant or other right to acquire shares of Capital Stock, of any Restricted Subsidiary with respect to such Capital Stock, option, warrant or other right which is owned, at the time of any such transaction, by the Company or another Restricted Subsidiary; (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is pari passu or subordinated in right of payment to the Notes or any Guarantee, except that any such payment, purchase, defeasance, repurchase, redemption or other acquisition or retirement for value of Pari Passu Indebtedness shall not constitute a Restricted Payment unless the Indebtedness, if any, incurred to refinance such Pari Passu Indebtedness is senior in right of payment to the Notes or any Guarantee or is scheduled to mature earlier than, or has an Average Life less than the remaining Average Life of, the Indebtedness being refinanced; and (iv) the making by such Person of any Investment other than a Permitted Investment.

      "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary. The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary by a Board Resolution of the Company, as evidenced by written notice thereof delivered to the Trustee; provided, however, that, immediately after giving effect to such designation, (i) the Company could incur at least $1.00 in additional Indebtedness pursuant to Section 4.09(a) and (ii) no Default or Event of Default shall have occurred and be continuing.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Senior Indebtedness" means any Indebtedness (other than the Company's Existing Subordinated Notes and any Restricted Subsidiary's guarantee thereof) of a Person (whether outstanding on the date hereof or hereafter incurred), unless such Indebtedness is stated to be pari passu with or is contractually subordinate or junior in right of payment to the Notes; provided that Senior Indebtedness does not include (i) any liability for federal, state, local or other taxes owed or owing by the Company; (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates; (iii) any trade payables; or
(iv) the portion of any Indebtedness that is incurred in violation of this Indenture.

      "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Notes pursuant to the Registration Rights Agreement.

      "Subordinated Securities" means securities of the Company or any Subsidiary Guarantor that are subordinated, at least to the same extent as the Notes or the Guarantees, respectively, to Senior Indebtedness of the

Company and such Subsidiary Guarantor and to any securities that are issued in exchange for any such Senior Indebtedness.

      "subsidiary" of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of a majority of the directors or other governing body of such Person. For purposes of the foregoing definition, an arrangement by which a Person who owns an interest in an oil and gas property is subject to a joint operating agreement, processing agreement, net profits interest, overriding royalty interest, farm-out agreement, development agreement, area of mutual interest agreement, joint bidding agreement, unitization agreement, pooling arrangement or other similar agreement or arrangement shall not, in and of itself, cause such Person to be considered a Subsidiary.

      "Subsidiary" means any subsidiary of the Company.

      "Subsidiary Guarantor" means (i) each of the Company's Subsidiaries in existence on the Issue Date, (ii) each of the Subsidiaries that becomes a guarantor of the Notes in compliance with the provisions of Article Eleven hereof and (iii) each of the Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.03.

      "Transfer Restricted Notes" means Definitive Notes and Notes that bear or are required to bear the legend set forth in Section 2.06(d).

      "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to May 15, 2007, provided, however, that if the then remaining term to May 15, 2007 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to May 15, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

      "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

      "Unrestricted Subsidiary" means (i) any Subsidiary of an Unrestricted Subsidiary or (ii) any Subsidiary of the Company or of a Restricted Subsidiary that is designated as an Unrestricted Subsidiary by a Board Resolution of the Company in accordance with the following sentence. The Company may designate any Subsidiary of the Company or of a Restricted Subsidiary (including any Restricted Subsidiary or any newly formed or newly acquired

Subsidiary) to be an Unrestricted Subsidiary by a Board Resolution of the Company, as evidenced by written notice thereof delivered to the Trustee, if after giving effect to such designation, (i) the Company could incur $1.00 of additional Indebtedness pursuant to Section 4.09(a), (ii) the Company could make an additional Restricted Payment of $1.00 pursuant to Section 4.10(a), (iii) such Subsidiary does not own or hold any Capital Stock of, or any Lien on any property of, the Company or any Restricted Subsidiary and (iv) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and Indebtedness to be released upon such Subsidiary's designation as an Unrestricted Subsidiary.

      "Unrestricted Subsidiary Indebtedness" of any Person means Indebtedness of such Person (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company's or such Restricted Subsidiary's being the primary obligor, or guarantor of, or otherwise liable in any respect on, such Indebtedness), (ii) which, with respect to Indebtedness incurred after the date of this Indenture by the Company or any Restricted Subsidiary, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary and (iii) which is not secured by any assets of the Company or of any Restricted Subsidiary.

      "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof.

      "U.S. Legal Tender" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

      "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

      "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock (other than directors" qualifying shares, if applicable) of which is owned by the Company or another Wholly Owned Subsidiary.

Section 1.02.     Other Definitions.

      Term Defined in Section

      "Affiliate Transaction".............................................4.14
      "Agent Members".....................................................2.01
      "Authorized Agent".................................................11.09
      "Bankruptcy Law"....................................................6.01
      "Change of Control Notice"..........................................4.16
      "Change of Control Offer"...........................................4.16
      "Change of Control Payment Date"....................................4.16
      "Custodian".........................................................6.01
      "Debt Incurrence Date"..............................................1.01
      "Definitive Notes"..................................................2.01
      "Event of Default"..................................................6.01
      "Excess Proceeds"...................................................4.11
      "Funding Guarantor"................................................11.06
      "Global Note".......................................................2.01
      "IAI"...............................................................2.01
      "incur".............................................................4.09

      "Judgment Currency"................................................11.11
      "Legal Holiday"....................................................13.07
      "Net Proceeds Deficiency"...........................................4.11
      "Net Proceeds Offer"................................................4.11
      "Net Proceeds Offer Amount".........................................4.11
      "Net Proceeds Payment Date".........................................4.11
      "Non-U.S. Subsidiary Guarantor"....................................11.09
      "Note Register".....................................................2.03
      "Offered Price".....................................................4.11
      "Pari Passu Indebtedness Amount"....................................4.11
      "Pari Passu Offer"..................................................4.11
      "Paying Agent"......................................................2.03
      "Payment Blockage Period"...................................10.02, 12.02
      "Payment Default"...........................................10.02, 12.02
      "Payment Notice"............................................10.02, 12.02
      "Payment Restriction"...............................................4.13
      "Purchase Notice"...................................................4.11
      "QIB"...............................................................2.01
      "Registrar"........................................................ 2.03
      "Regulation S"......................................................2.01
      "Rule 144A".........................................................2.01
      "Trigger Date"......................................................4.11

Section 1.03.     Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms, if used in this Indenture, have the following meanings:

      "Commission" means the Commission.

      "indenture securities" means the Notes and the Guarantees.

      "indenture security holder" means a Holder.

      "indenture to be qualified" means this Indenture.

      "indenture trustee" or "institutional trustee" means the Trustee.

      "obligor" on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the Notes or the Guarantees.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them therein.

Section 1.04.     Rules of Construction.

      Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)   "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;

            (6)   provisions apply to successive events and transactions; and

            (7) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.

                                   ARTICLE TWO

                                    THE NOTES

Section 2.01.     Form and Dating.

      The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Exchange Notes issued in exchange for the Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated by reference and expressly made a part of this Indenture. The Notes may have such notations, legends or endorsements approved as to form by the Company and required, as applicable, by law, stock exchange rule, agreements to which the Company is subject and/or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $1,000 and integral multiples thereof. The terms of the Notes set forth in Exhibit A and Exhibit B are part of the terms of this Indenture.

      (a) Global Notes. Initial Notes offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) (a "QIB") in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), each shall be issued initially in the form of permanent global Notes in definitive, fully registered form without interest coupons (each a "Global Note") with the global security legend and restricted security legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

      (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to Global Notes deposited with or on behalf of the Depository.

      The Company shall execute and the Trustee shall, in accordance with this
Section 2.01(b), authenticate and deliver initially the Global Notes that (i) shall be registered in the name of the Depository or the nominee of the Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Trustee as custodian for the Depository.

      Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to the Global Notes held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in a Global Note.

      (c) Definitive Notes. Except as provided in this Section, Section 2.06 or Section 2.09, owners of beneficial interests in a Global Note will not be entitled to receive Definitive Notes. Purchasers of Initial Notes who are institutional "accredited investors" as described in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act (each an "IAI") and who are not QIBs and did not purchase Initial Notes sold in reliance on Regulation S will receive physical delivery of certificated Initial Notes (certificated Notes are herein referred to as "Definitive Notes"); provided, however, that upon transfer of such Definitive Notes to a QIB or in reliance on Regulation S such Definitive Notes will, unless the applicable Global Note has previously been exchanged for Definitive Notes pursuant to Section 2.06 or Section 2.09, be exchanged for an interest in the Global Note pursuant to the provisions of Section 2.06. Definitive Notes will bear the restricted securities legend set forth on Exhibit A unless removed in accordance with Section 2.06(d).

Section 2.02.     Execution and Authentication.

      Two Officers of the Company shall sign the Notes for the Company, and two Officers of each Subsidiary Guarantor shall sign the notation on the Notes relating to the Guarantee of such Subsidiary Guarantor on behalf of such Subsidiary Guarantor, in each case by manual or facsimile signature.

      If an Officer of the Company or any Subsidiary Guarantor whose signature is on a Note no longer holds that office at the time such Note is authenticated such Note shall be valid nevertheless.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that a Note has been authenticated in accordance with the terms of this Indenture.

      The Trustee, upon a written order of the Company signed by two Officers of the Company, shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent of the Trustee. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03.     Registrar and Paying Agent.

      The Company shall maintain (i) an office or agency where the Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar"); and (ii) an office or agency where the Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Holders of Notes and of the transfer and exchange of such Notes (the "Note Register"). The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" shall include any such additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company shall notify the Trustee and the Trustee shall, at the Company's expense, notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. Any such agency agreement shall implement the provisions of this Indenture that relate to such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, as appropriate, and shall be entitled to appropriate compensation in accordance with Section 7.07.

      The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04.     Paying Agent to Hold Money in Trust.

      On or prior to each due date of the principal of, premium, if any, and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee and accounting for any funds disbursed, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.

Section 2.05.     Lists of Holders of Notes.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of Notes. If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least ten Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, including the aggregate principal amount of Notes held by each such Holder of Notes.

Section 2.06.     Transfer and Exchange.

      (a) Transfer and Exchange of Definitive Notes. Definitive Notes shall be issued in registered form and shall be transferable only upon the surrender of Definitive Notes for registration of transfer. When Definitive Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Definitive Notes presented or surrendered for registration of transfer or exchange:

            (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing; and

            (ii) are being transferred pursuant to Section 2.06(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                  (A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Note); or

                  (B) if such Definitive Notes are being transferred to the Company a certification to that effect (in the form set forth on the reverse of the Note); or

                  (C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144, Rule 144A or Regulation S under the Securities Act: (i) a certificate to that effect (in the form of Annex A set forth on the reverse of the Note), and (ii) if the Company or Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.06(d)(i); or

                  (D) if such Definitive Notes are being transferred to an IAI pursuant to an exemption from the registration requirements of the Securities Act other than those listed in clause (C) above: (i) a certificate to that effect (in the form of Annex B set forth on the reverse of the Note), and (ii) if the Company or Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.06(d)(i).

      (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in the Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

            (i) certification, in the form of Annex A set forth on the reverse of the Note, that such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act or to a non-U.S. person in accordance with Rule 904 under the Securities Act or certification in the form of Annex B set forth on the reverse of the Note, that such Definitive Note is being transferred to an IAI pursuant to an exemption from the registration requirements of the Securities Act; and

            (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If the Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

      (c)   Transfer and Exchange of Global Notes.

            (i) The transfer and exchange of the Global Note or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor, if applicable.

            (ii) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.09), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (iii) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.09, prior to the consummation of an Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
      Section 2.06 (including the certification requirements set forth on the reverse of the Initial Notes) and such other procedures as may from time to time be adopted by the Company.

      (d)   Legend.

            (i)   Except as permitted by the following paragraphs (ii) and
      (iii), each certificate evidencing a Transfer Restricted Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

            "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES

      ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER
      THAT:

                  (A) SUCH NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY

                  (i) (a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS),

                  (ii)  TO THE ISSUER, OR

                  (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN
            EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                  (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS NOTE OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

      When set forth on a Global Note, the legend will include the following additional words:

      "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO

TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

            (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act, which shall be certified to the Trustee and Registrar upon which each may conclusively rely:

                  (A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note;

                  (B) in the case of any Transfer Restricted Note represented by a Global Note, such Transfer Restricted Note shall not be required to bear the legend set forth in (i) above if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Transfer Restricted Note shall continue to be subject to the provisions of Section 2.06(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Note that is represented by a Global Note for a Definitive Note that does not bear a legend set forth in (i) above, which request is made in reliance upon Rule 144 under the Securities Act, the Holder thereof shall certify in writing to the Notes Registrar that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be substantially in the form of Exhibit A hereto and upon which the Registrar may conclusively rely).

                  (C) Notwithstanding the foregoing, upon consummation of an Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate Exchange Notes in exchange for Initial Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the legend set forth in (i) above (other than the Global Note legend), and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Initial Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Notes or (C) a Person who is an affiliate (as defined in Rule 144 under the Securities Act) of the Company. The Company shall identify to the Trustee such Holders of the Notes in a written certification signed by an Officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such Holders.

            (iii) After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to legends on such Initial Note will cease to apply, the requirements requiring any such Initial Note issued to certain Holders be issued in the form of a Global Note will cease to apply, and a Note in the form of a Definitive Note without legends will be available to the transferee of the Holder of such Initial Notes or upon receipt of directions to transfer such Holder's interest in a Global Note, as applicable.

            (iv) Upon the consummation of an Exchange Offer with respect to Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, (A) all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in the form of a Global Note will cease to apply, (B) Initial Notes in the form of Definitive Notes with the restricted securities legend set forth in Exhibit A hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and (C) Exchange Notes in the form of Definitive Notes without the restricted securities legend set forth in Exhibit A hereto will be available to Holders that exchange such Initial Notes in such Exchange Offer.

      (e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in the Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made by the Trustee or the Notes Custodian to reflect such reduction on the books and records of the Notes Custodian for such Global Note with respect to such Global Note.

      (f)   Obligations with Respect to Transfers and Exchanges of Notes.

            (i) To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes, Definitive Notes and Global Notes at the Registrar's or co-registrar's request.

            (ii) The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06.

            (iii) The Company shall not be required to make and the Registrar or co-registrar need not register transfers or exchanges of Definitive Notes selected for redemption (except, in the case of any Definitive Note to be redeemed in part, the portion thereof not to be redeemed), or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or 15 days before an interest payment date.

            (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

      (g)   No Obligation of the Trustee.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner in a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in the Global
      Note) other than to make any required delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.     Replacement Notes.

      If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate a replacement Note if the Company's and the Trustee's reasonable requirements for the replacements of Notes are met. An indemnity bond shall be supplied by the Holder that is sufficient in the judgment of the Trustee, the Company and the Subsidiary Guarantors to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses (including fees and expenses of the Trustee) in replacing a Note.

      Every replacement Note shall be an obligation of the Company.

Section 2.08.     Outstanding Notes; Treasury Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company, a Subsidiary Guarantor or any of their respective Subsidiaries or Affiliates of the Company holds such Note.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary Guarantor or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

      If a Note is replaced pursuant to Section 2.07, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that such replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

      If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders of Notes on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) shall cease to be outstanding and interest thereon shall cease to accrue.

Section 2.09.     Temporary Notes and Definitive Notes.

      (a) Until certificates in definitive form for the Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate certificates in temporary form for the Notes. Certificates in temporary form for the Notes shall be substantially in the form of certificates in definitive form for the Notes but may have such variations as the Company and the Trustee consider appropriate for certificates in temporary form for the Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate certificates in definitive form for the Notes in exchange for certificates in temporary form for the Notes. Until such exchange, certificates in temporary form for the Notes shall be entitled to the same rights, benefits and privileges as certificates in definitive form for the Notes.

      (b) A Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.06 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

      (c) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.06(d), bear the restricted securities legend set forth in Exhibit A hereto.

      (d) Subject to the provisions of Section 2.09(c), the registered Holder of a Global Note may grant proxies and otherwise authorize any person, including agent members, participants and persons that may hold interests through agent members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

      (e)   In the event of the occurrence of any of the events specified in
Section 2.09(b), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

Section 2.10.     Cancellation.

      The Company or any Subsidiary Guarantor at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation, and shall dispose of such canceled Notes in its customary manner.

Section 2.11.     Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, the Company shall pay such defaulted interest in any lawful manner. The Company may pay such defaulted interest to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days prior to the special record date, the Company shall mail or cause to be mailed to each Holder of a Note a notice that states such special record date, such related payment date and the amount of any such defaulted interest to be paid to Holders of the Notes.

Section 2.12.     CUSIP Number.

      The Company in issuing the Notes may use a "CUSIP" number, and, if the Company shall do so, the Trustee shall use such CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in such notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in a CUSIP number.

Section 2.13.     Persons Deemed Owners.

      The Company, any Subsidiary Guarantor, the Trustee, any Paying Agent and any authenticating agent may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payments of principal of, premium, if any, or interest on such Note and for all other purposes. None of the

Company, any Subsidiary Guarantor, the Trustee, any Paying Agent or any authenticating agent shall be affected by any notice to the contrary.

Section 2.14.     Issuance of Additional Notes.

      The Company may, subject to Article Four of this Indenture and applicable law, issue additional Notes under this Indenture. The Notes issued on the Issue Date and any additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

                                  ARTICLE THREE

                                   REDEMPTION

Section 3.01.     Notice to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of paragraph 6 of the Notes, it shall furnish to the Trustee, at least 45 days but not more than 60 days before the redemption date, an Officers' Certificate setting forth the redemption date, the principal amount of Notes to be redeemed and the redemption price.

Section 3.02.     Selection of Notes to Be Redeemed.

      If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in multiples of $1,000 pro rata, by lot or by any other method that the Trustee considers fair and appropriate; provided that if the Notes are listed on any securities exchange, that such method complies with the requirements of such exchange. The Trustee shall make the selection from outstanding Notes not previously called for redemption not less than 30 nor more than 60 days prior to the redemption date. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes selected for redemption.

Section 3.03.     Notice of Redemption.

      (a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address.

      The notice shall identify the Notes to be redeemed and shall state:

            (1)   the redemption date;

            (2)   the redemption price;

            (3)   the aggregate principal amount of Notes being redeemed;

            (4)   the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price;

            (6) that, unless the Company defaults in the payment of the redemption price or accrued interest, interest on Notes called for redemption ceases to accrue on and after the redemption and the only remaining right of the Holders is to receive payment of the redemption prices upon surrender to the Paying Agent of the Notes;

            (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

            (8) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

            (9)   the CUSIP number of the Notes.

      (b) At the Company's request, the Trustee shall give the notice of redemption required in Section 3.03(a) in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a).

Section 3.04.     Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest to the redemption date.

Section 3.05.     Deposit of Redemption Price.

      Prior to the redemption date, the Company shall deposit with the Paying Agent funds available on the redemption date sufficient to pay the redemption price of, and accrued interest on, the Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any money so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

      If any Note called for redemption shall not be so paid upon redemption because of the failure of the Company to comply with the preceding paragraph, interest will continue to be payable on the unpaid principal and premium, if any, including from the redemption date until such principal and premium, if any, is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.     Notes Redeemed in Part.

      Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Note equal in aggregate amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

Section 4.01.     Payment of Notes.

      The Company shall pay the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money deposited by the Company designated for and sufficient to pay all principal, premium, if any, and interest then due.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, and premium, if any, at the rate borne by the Notes to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.     Commission Reports.

      (a) The Company shall file with the Trustee, within 15 days after it files the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of any such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d), the Company shall file with the Trustee, within 15 days after it would have been required to file the same with the Commission, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company had been subject to the requirements of such Section 13 or 15(d). The Company and each Subsidiary Guarantor shall also comply with the provisions of TIA Section 314(a).

      (b) If the Company is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports furnished by it to its stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause its financial statements referred to in Section 4.03(b), including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), to be so mailed to the Holders within 90 days after the end of each of the Company's fiscal years and within 60 days after the end of each of the Company's first three fiscal quarters.

      (c) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.03.     Compliance Certificates.

      (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of such Officer's knowledge, the Company and each Subsidiary Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of such Officer's knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest, if any, on the Notes are prohibited or, if such event has occurred, a description of the event and what action the Company and the Subsidiary Guarantors are taking or propose to take with respect thereto. Such Officers' Certificate shall comply with TIA Section 314(a)(4).

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.02 shall be accompanied by a written statement of the Company's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles 4 or 5 of this Indenture (to the extent such provisions relate to accounting matters) or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Company and the Subsidiary Guarantors will, so long as any of the Notes are outstanding, deliver to the Trustee as soon as possible and in any event within five days after any Officer becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company or any Subsidiary Guarantor proposes to take with respect thereto.

Section 4.04.     Maintenance of Office or Agency.

      The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company initially designates The Bank of New York, 101 Barclay Street, 21 West, New York, New York 10286 to be its agent for purposes of the preceding sentence. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.05.     Corporate Existence.

      Subject to the provisions of the Indenture on mergers, consolidations, reorganizations, sales of capital stock of Restricted Subsidiaries and releases, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary and all rights (charter and statutory) and franchises of the Company and the Restricted Subsidiaries; provided that the Company shall not be required to preserve the corporate existence of any Restricted Subsidiary, or any such right or franchise, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.06.     Waiver of Stay, Extension or Usury Laws.

      The Company and each Subsidiary Guarantor covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law, which would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that each may lawfully do so) the Company and each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07.     Payment of Taxes and Other Claims.

      The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.08.     Maintenance of Properties and Insurance; Line of Business.

      (a) The Company shall cause all properties used or necessary in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any such property, or disposing of it, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

      (b) The Company shall provide, or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry.

      (c) For as long as any Notes are outstanding, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business or activity other than a Principal Business.

Section 4.09.     Limitation on Incurrence of Additional Indebtedness.

      (a) The Company will not, and will not permit any of the Restricted Subsidiaries, directly or indirectly, to issue, incur, assume, guarantee, become liable, contingently or otherwise, with respect to or otherwise become responsible for the payment of (collectively, "incur") any Indebtedness; provided, however, that if no Default or Event of Default with respect to the Notes shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or the Restricted Subsidiaries may incur Indebtedness if, on a pro forma basis, after giving effect to such incurrence and the application of the proceeds therefrom, the Consolidated Coverage Ratio would have been equal to or greater than 2.0 to 1.0.

      (b) Notwithstanding the foregoing, (i) the Company may incur Indebtedness consisting of the Notes; (ii) the Subsidiary Guarantors may incur the Guarantees; (iii) the Company and the Subsidiary Guarantors may incur Indebtedness in existence on the date of this Indenture; (iv) the Company or any Subsidiary may incur secured or unsecured Indebtedness outstanding at any time in an aggregate principal amount not to exceed the greater of (A) $100 million or (B) the Borrowing Base; (v) the Company may incur Permitted Company Refinancing Indebtedness; (vi) any Restricted Subsidiary may incur Permitted Subsidiary Refinancing Indebtedness; and (vii) the Company may incur Indebtedness to any Restricted Subsidiary, and any Restricted Subsidiary may incur Indebtedness to the Company or to any Restricted Subsidiary; provided that
(a) any subsequent issuance or transfer that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary or (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, shall be deemed, in each case to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii).

      (c) Any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

      For purposes of determining compliance with this Section 4.09, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of debt described in paragraph (b) above or is entitled to be incurred pursuant to paragraph (a) above, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant, including applying such Indebtedness to any one or more categories.

Section 4.10.     Limitation on Restricted Payments.

      (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

            (i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

            (ii) at the time of and immediately after giving effect to such Restricted Payment, the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); and

            (iii) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after August 26, 1997 does not exceed the sum of (A) 50% of the Consolidated Net Income of the Company and its Restricted Subsidiaries (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the period (treated as one accounting period) subsequent to September 30, 1997 and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment; (B) the aggregate Net Cash Proceeds, and the fair market value of property other than cash (as determined in good faith by the Company's Board of Directors and evidenced by a Board Resolution, except in the case of a Restricted Payment or series of related Restricted Payments to a present or Former Affiliate of the Company having a fair market value in excess of $2 million, in which case, as determined by an independent accounting, appraisal or investment banking firm of national reputation), received by the Company during such period from any Person other than a Restricted Subsidiary of the Company as a result of the issuance or sale of Capital Stock of the Company (other than any Disqualified Stock), other than in connection with the conversion of Indebtedness or Disqualified Stock; (C) the aggregate Net Cash Proceeds, and the fair market value of property other than cash (as determined in good faith by the Company's Board of Directors and evidenced by a Board Resolution, except in the case of a Restricted Payment or series of related Restricted Payments to a present or Former Affiliate of the Company having a fair market value in excess of $2 million, in which case, as determined by an independent accounting, appraisal or investment banking firm of national reputation), received by the Company during such period from any Person other than a Restricted Subsidiary of the Company as a result of the issuance or sale of any Indebtedness or Disqualified Stock to the extent that at the time the


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
      determination is made such Indebtedness or Disqualified Stock, as the case may be, has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock); (D)(1) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary, an amount equal to the lesser of (x) the book value (determined in accordance with GAAP) at the date of such redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary and (y) the fair market value of such Investments in such Unrestricted Subsidiary at the time of such redesignation, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution; or (2) in case any Restricted Subsidiary has been redesignated an Unrestricted Subsidiary, minus the greater of (x) the book value (determined in accordance with GAAP) at the date of redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Restricted Subsidiary and (y) the fair market value of such Investments in such Restricted Subsidiary at the time of such redesignation, as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution; (E) without duplication, with respect to any Investment (other than a Permitted Investment) of any Person which has previously been made by the Company or any of its Restricted Subsidiaries, the amount of any such Investment that has been fully and unconditionally repaid to the Company or a Restricted Subsidiary, not to exceed the cash amount received by the Company or such Restricted Subsidiary upon such repayment or with respect to any Indebtedness of any Person that has previously been guaranteed by the Company or any of its Restricted Subsidiaries (other than the Notes or Subsidiary Guarantees), the amount of any such Indebtedness that has been fully and unconditionally repaid or for which the guarantees of the Company and each of its Restricted Subsidiaries which are guarantors thereof have been fully and unconditionally released from any and all further obligation or liability with respect thereto, provided in each case that such amount shall not exceed the aggregate amount of Restricted Payments previously taken into account with respect to such amount for purposes of determining the aggregate amount of all Restricted Payments declared or made after the Issue Date pursuant to this clause (iii); and (F) $30 million.

      (b) Notwithstanding the foregoing, the above limitations will not prevent (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the provisions hereof, (ii) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other shares of Capital Stock (other than Disqualified Stock) of the Company; or (iii) the defeasance, redemption or retirement of Indebtedness of the Company which is pari passu or subordinate in right of payment to the Notes, in exchange for, by conversion into, or out of the net proceeds of the substantially concurrent issue or sale (other than to a Restricted Subsidiary of the Company) of Capital Stock (other than Disqualified Stock) of the Company; provided that, other than with respect to clause (i) above, no Default or Event of Default has occurred and is continuing at the time, or shall occur as a result thereof.

Section 4.11.     Limitation on Sale of Assets.

      (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sales that, in the aggregate, have a fair market value of $10 million or more in any 12-month period unless:

            (i) the Company (or its Restricted Subsidiaries, as the case may be) receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors and evidenced by a Board Resolution in the case of any Asset Sales or series of related Asset Sales having a fair market value of $15 million or more, except in the case of a transaction or series of related transactions with a present or Former Affiliate of the Company having a fair market value in excess of $2 million, in which case, as determined by an independent accounting, appraisal or investment banking firm of national reputation);

            (ii) not less than 85% of the proceeds received by the Company (or its Restricted Subsidiaries, as the case may be) from each such Asset Sale consists of (A) cash, (B) cash equivalents which would constitute Permitted Financial Investments, (C) Publicly Traded Stock of a Person primarily engaged in a Principal Business, (D) other consideration with an aggregate fair market value, together with all other consideration of the type specified in this clause (D) received by the Company and its Restricted

      Subsidiaries from all Asset Sales after the Issue Date, not to exceed $5 million; provided that any sale of such other consideration shall be for cash and shall be considered an Asset Sale under this Indenture and no such consideration shall be received in a transaction with a present or Former Affiliate of the Company, or (E) any combination of the foregoing; provided, however, that (1) the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms expressly subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that, within 90 days following the closing of such sale or disposition, are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision and (2) the aggregate fair market value (as determined in good faith by the Board of Directors of the Company, evidenced by a Board Resolution) of all consideration of the type specified in clause (C) above received by the Company and its Restricted Subsidiaries from all Asset Sales after the Issue Date shall not exceed 15% of Consolidated Net Tangible Assets at the time of such Asset Sale; and

            (iii) the Net Available Proceeds received by the Company (or its Restricted Subsidiaries, as the case may be) from such Asset Sales are applied in accordance with paragraph (b) or (c) hereof.

      Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may dispose of property and assets of the Company or its Restricted Subsidiaries in exchange for capital property and capital assets (i) which are directly related to a Principal Business; (ii) which are of the same type of property or assets, or which have the same function, as the properties or assets being disposed of; and (iii) which have an aggregate fair market value equal to or greater than the aggregate fair market value of the property and assets being disposed of; provided, however, that (A) in no event may the Company and its Restricted Subsidiaries, in any 12-month period, dispose of property or assets pursuant to this paragraph having an aggregate fair market value of $10 million or more and (B) with respect to any property or assets being disposed of having a fair market value of $1 million or more, the Board of Directors of the Company shall have determined in good faith and evidenced by a Board Resolution, that the aggregate fair market value of the property and assets being received by the Company and its Restricted Subsidiaries is equal to or greater than the aggregate fair market value of the property and assets being disposed of.

      (b) The Company may, within 360 days following the receipt of Net Available Proceeds from any Asset Sale, apply such Net Available Proceeds to:
(i) the repayment of Indebtedness of the Company under a Bank Credit Facility or other Senior Indebtedness of the Company or Senior Indebtedness of a Subsidiary Guarantor, provided that any such repayment shall result in a permanent reduction in the principal amount of such Senior Indebtedness in an amount equal to the principal amount so repaid; or (ii) make an investment in capital assets used in a Principal Business.

      (c) If, upon completion of the 360-day period (the "Trigger Date"), any portion of the Net Available Proceeds of any Asset Sale shall not have been applied by the Company as described in clauses 4.11(b)(i) or (ii) and such remaining Net Available Proceeds, together with any remaining net cash proceeds from any prior Asset Sale (such aggregate constituting "Excess Proceeds"), exceeds $10 million, then the Company will be obligated to make an offer (a "Net Proceeds Offer") to purchase, from all Holders of the Notes and holders of any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount of Notes and any then outstanding Pari Passu Indebtedness equal to such Excess Proceeds as follows:

            (1) not later than the 30th day following the Trigger Date, the Company shall (i) give to the Trustee and each Holder of the Notes in the manner provided in Section 13.02 hereof, a notice (a "Purchase Notice") offering to purchase from all Holders of the Notes the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Net Proceeds Offer Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and any then outstanding Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as hereinafter defined) of all Notes tendered), and (ii) to the extent required by any then outstanding Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase such Pari Passu Indebtedness (the "Pari Passu Offer") in an amount (the "Pari Passu Indebtedness Amount") equal to the excess of the Excess Proceeds over the Net Proceeds Offer Amount.

            (2) the offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with paragraphs (d) and (e) of this Section. To the extent that the aggregate Offered Price of the Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount relating thereto or the aggregate amount of the Pari Passu Indebtedness that is purchased or repaid pursuant to the Pari Passu Offer is less than the Pari Passu Indebtedness Amount (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of Section 4.10 hereof.

            (3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Net Proceeds Offer Amount, Notes to be purchased will be selected on a pro rata basis by the Trustee based on the principal amount of Notes so tendered. Upon completion of a Net Proceeds Offer and a Pari Passu Offer, the amount of Excess Proceeds shall be reset to zero.

      The Purchase Notice shall set forth a purchase date (the "Net Proceeds Payment Date"), which shall be on a Business Day no earlier than 30 days nor later than 70 days from the Trigger Date. The Purchase Notice shall also state
(i) that a Trigger Date with respect to one or more Asset Sales has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes at the Offered Price, subject to the limitations described in the foregoing paragraph (3), (ii) any information regarding such Net Proceeds Offer required to be furnished pursuant to Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, (iii) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest, (iv) that, unless the Company defaults in depositing money with the Paying Agent in accordance with paragraph (e) of this Section 4.11, or payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date, and (v) the instructions a Holder must follow in order to have its Notes repurchased in accordance with paragraph (d) of this Section.

      (d) Notice of a Net Proceeds Offer to purchase the Notes will be made on behalf of the Company not less than 25 business days nor more than 60 business days before the Net Proceeds Payment Date. Notes tendered to the Company pursuant to a Net Proceeds Offer will cease to accrue interest after the Net Proceeds Payment Date. If the Net Proceeds Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

      (e) On the Net Proceeds Payment Date, the Company will (i) accept for payment Notes or portions thereof pursuant to the Net Proceeds Offer in an aggregate principal amount equal to the Net Proceeds Offer Amount or such lesser amount of Notes as has been tendered, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered in an aggregate principal amount equal to the lesser of (A) the Net Proceeds Offer Amount or (B) the aggregate principal amount of all Notes or portions thereof so tendered, and (iii) deliver, or cause to be delivered to the Trustee, Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof tendered to the Company. If the aggregate principal amount of Notes tendered exceeds the Net Proceeds Offer Amount, the Trustee will select the Notes to be purchased (in integral multiples of $1,000) pro rata or by lot based on the principal amount of Notes so tendered. The Paying Agent will promptly mail or deliver to Holders so accepted payment in an amount equal to the purchase price, and the Company will execute and the Trustee will promptly authenticate and mail or make available for delivery to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be promptly mailed or delivered to the Holder thereof. The Company will publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this Section 4.11, the Trustee will act as the Paying Agent.

      (f) During the period between any Asset Sale and the application of the Net Available Proceeds therefrom in accordance with this Section 4.11, all Net Available Proceeds shall be invested in Permitted Financial Investments or may be used to repay Indebtedness under a Bank Credit Facility.

      (g) The Company, to the extent applicable and if required by law, will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any offer by the Company to purchase the Notes at the option of the Holders pursuant to a Net Proceeds Offer.

Section 4.12.     Limitation on Liens Securing Indebtedness.

      The Company will not, and will not permit any of Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) upon any of their respective properties securing (i) any Indebtedness of the Company (other than Senior Indebtedness of the Company), unless the Notes are equally and ratably secured or (ii) any Indebtedness of any Subsidiary Guarantor (other than Senior Indebtedness of such Subsidiary Guarantor), unless the Guarantees of such Subsidiary Guarantors are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or the Guarantees, with the same relative priority as such subordinated Indebtedness of the Company or a Subsidiary Guarantor will have with respect to the Notes or the Guarantees, as the case may be.

Section 4.13. Limitation on Payment Restrictions Affecting Restricted Subsidiaries.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to (i) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in a Restricted Subsidiary; (ii) pay any Indebtedness owed to the Company or a Restricted Subsidiary of the Company; (iii) make loans or advances to the Company or a Restricted Subsidiary of the Company; or (iv) transfer any of its properties or assets to the Company or a Restricted Subsidiary of the Company (each, a "Payment Restriction"), except for (A) encumbrances or restrictions with respect to Senior Indebtedness in effect on the Issue Date;
(B) encumbrances under a Bank Credit Facility; (C) consensual encumbrances or consensual restrictions binding upon any Person at the time such Person becomes a Restricted Subsidiary of the Company (unless the agreement creating such consensual encumbrance or consensual restrictions was entered into in connection with, or in contemplation of, such entity becoming a Subsidiary); (D) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary; (E) customary restrictions in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages; (F) customary restrictions in purchase money obligations for property acquired in the ordinary course of business restricting the transfer of the property acquired thereby; (G) consensual encumbrances or consensual restrictions under any agreement that refinances or replaces any agreement described in clauses (A), (B), (C), (D),
(E) or (F) above, provided that the terms and conditions of any such restrictions are no less favorable to the Holders of the Notes than those under the agreement so refinanced or replaced; and (H) any encumbrance or restriction due to applicable law.

Section 4.14.     Limitation on Transactions with Affiliates.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) sell, lease, transfer or otherwise dispose of any of its properties, assets or securities to, (ii) purchase or lease any property, assets or securities from, (iii) make any Investment in, or
(iv) enter into or amend any contract or agreement with or for the benefit of, either (A) a present or Former Affiliate of any of them, (B) any Person or Person who is a member of a group (as such term is used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) that, directly or indirectly, is the beneficial holder of 5% or more of any class of equity securities of the Company, (C) any Person who is an Affiliate of any such holder, or (D) any officers, directors, or employees of any of the above (each case under (A), (B), (C) and (D), an "Affiliate Transaction"), in one or a series of related transactions (to either party), except for transactions evidenced by an Officers' Certificate addressed and delivered to the Trustee stating that such Affiliate Transaction is made in good faith, the terms of which are fair and reasonable to the Company and such Restricted Subsidiary, as the case may be, or, with respect to Affiliate Transactions between the Company and any of its Subsidiaries, to the Company; provided that
(v) an Officer's Certificate shall not be required for Affiliate Transactions that, in the aggregate, do not exceed $100,000 in any 12-month period, (w) transactions between or among the Company and any of its Restricted Subsidiaries shall not be deemed to constitute Affiliate Transactions, (x) any reasonable employment, compensation, benefit or indemnification agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business shall not be deemed to constitute Affiliate Transactions, and (y) with respect to any Affiliate Transaction or series of related transactions with an aggregate value (to either party) in excess of $2 million (excluding issuances of Qualified Stock of the Company and any forgiveness of Indebtedness to present or Former Affiliates existing on the Issue Date), the Company must, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to itself from a financial point of view from an independent accounting, appraisal or investment banking firm of national reputation.

Section 4.15.     Limitation on Future Senior Subordinated Indebtedness.

      The Company shall not incur any Indebtedness other than the Notes that is subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness by its terms, is pari passu with or subordinated to the Notes. No Subsidiary Guarantor shall incur any Indebtedness other than the Guarantee of such Subsidiary Guarantor that is subordinated in right of payment to any other Indebtedness of such Subsidiary Guarantor unless such Indebtedness, by its terms, is pari passu with or subordinated to the Guarantee of such Subsidiary Guarantor.

Section 4.16.     Change of Control.

      (a) Within 30 days following the occurrence of any Change of Control, the Company shall offer (a "Change of Control Offer") to purchase all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of purchase. The Change of Control Offer shall be deemed to have commenced upon mailing of the notice described in Section 4.16(b) and shall terminate 20 Business Days after its commencement, unless a longer offering period is then required by law. Promptly after the termination of the Change of Control Offer (the "Change of Control Payment Date"), the Company shall purchase and mail or deliver payment for all Notes tendered in response to the Change of Control Offer. If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

      (b) Within 30 days after any Change of Control, the Company (with notice to the Trustee), or the Trustee at the Company's request, will mail or cause to be mailed to all Holders on the date of the Change of Control a notice (the "Change of Control Notice") of the occurrence of such Change of Control and of the Holders' rights arising as a result thereof. The Change of Control Notice will contain all instructions and materials necessary to enable Holders to tender their Notes to the Company. The Change of Control Notice, which shall govern the terms of the Change of Control Offer, shall state: (1) that the Change of Control Offer is being made pursuant to this Section 4.16; (2) the purchase price and the Change of Control Payment Date; (3) that any Note not tendered will continue to accrue interest; (4) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date; (5) that Holders electing to have a Note purchased pursuant to any Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Change of Control Offer; (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, or such longer period as may be required by law, a facsimile transmission or letter setting forth the name of the Holder, the certificate or other identifying number, the principal amount of the Note the Holder delivered for purchase and a statement that such

Holder is withdrawing his election to have the Note purchased; and (7) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

      (c) On the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Notice, (ii) if the Company appoints a depository or Paying Agent, deposit with such depository or Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof tendered to the Company. The depository, the Company or the Paying Agent, as the case may be, shall promptly mail to the Holder of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. The Company will publicly announce the results of the Change of Control offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

      (d) The Company, to the extent applicable and if required by law, will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any offer by the Company to purchase the Notes of the Holders upon a Change of Control.


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

Section 5.01.     When Company May Merge, Etc.

      The Company shall not consolidate with or merge with any Person or convey, transfer or lease all or substantially all of its property to any Person, unless:

            (1) the Company survives such merger or the Person formed by such consolidation or into which the Company is merged or that acquires by conveyance or transfer, or which leases, all or substantially all of the property of the Company is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on, all the Notes and the performance of every other covenant and obligation of the Company under the Indenture;

            (2) immediately before and after giving effect to such transaction no Default or Event of Default exists;

            (3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Tangible Net Worth of the Company (or the surviving or transferee entity) is equal to or greater than the Consolidated Tangible Net Worth of the Company immediately before such transaction; and

            (4) immediately after giving effect to such transaction on a pro forma basis, the Company (or the surviving or transferee entity) would be able to incur $1.00 of additional Indebtedness under the test described in
      Section 4.09(a).

      In connection with any consolidation, merger, conveyance, transfer or lease contemplated by this Section 5.01, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

Section 5.02.     Successor Corporation Substituted.

      Upon any consolidation, merger, lease, conveyance or transfer in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such lease, conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes.


                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

Section 6.01.     Events of Default.

      An "Event of Default" occurs upon:

            (1) default by the Company or any Subsidiary Guarantor in the payment of principal of, or premium, if any, on the Notes when due and payable at maturity, upon repurchase pursuant to Section 4.11 or 4.16, upon acceleration or otherwise (whether or not such payment shall be prohibited by the provisions of Articles Ten or Twelve);

            (2) default by the Company or any Subsidiary Guarantor in the payment of any installment of interest on the Notes when due and payable and continuance of such default for 30 days (whether or not such payment shall be prohibited by the provisions of Articles Ten or Twelve);

            (3) default by the Company or any Subsidiary Guarantor in the deposit of any optional redemption payment, when and as due and payable pursuant to Article Three;

            (4) (i) failure to make any principal payment when due on any other Indebtedness of the Company, any Subsidiary Guarantor or any Restricted Subsidiary or (ii) any default on any other Indebtedness of the Company, any Subsidiary Guarantor or any Restricted Subsidiary if such default results in the acceleration of the maturity of any such Indebtedness, if the Indebtedness referred to in (i) and (ii) that is in default or the maturity of which has been so accelerated has a principal amount of $5.0 million or more individually or taken together;

            (5) default in the performance, or breach, of any other covenant or agreement of the Company or any Subsidiary Guarantor in this Indenture, the Notes or the Guarantees and failure to remedy such default within a period of 60 days after written notice thereof from the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes;

            (6) the entry by a court of one or more judgments or orders against the Company, any Subsidiary Guarantor or any Restricted Subsidiary in an aggregate amount in excess of $5.0 million (net of applicable insurance coverage by a third party insurer which is acknowledged in writing by such insurer) that has not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof,

            (7) a Guarantee by a Subsidiary Guarantor shall cease to be in full force and effect (other than a release of a Guarantee in accordance with Section 11.04) or any Subsidiary Guarantor shall deny or disaffirm its obligations with respect thereto;

            (8) the Company, any Subsidiary Guarantor or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A)   commences a voluntary case or proceeding,

                  (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (D) makes a general assignment for the benefit of its creditors, or

                  (E) admits in writing that it generally is unable to pay its debts as the same become due; or

            (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief (with respect to the petition commencing such case) against the Company, any Subsidiary Guarantor or any Restricted Subsidiary in an involuntary case or proceeding,

                  (B) appoints a Custodian of the Company, any Subsidiary Guarantor or any Restricted Subsidiary or for all or substantially all of its respective property, or

                  (C) orders the liquidation of the Company, any Subsidiary Guarantor or any Restricted Subsidiary,

      and the order or decree remains unstayed and in effect for 60 days.

      The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02.     Acceleration.

      If an Event of Default (other than an Event of Default specified in clauses 8 and 9) under Section 6.01 occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on, all the Notes then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and upon any such declaration such principal, premium, if any, and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Notes to the contrary. If an Event of Default specified in clauses 8 or 9 above occurs, all unpaid principal of, and accrued interest on, the Notes then outstanding will become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

      If (i) (A) the Company or any Subsidiary Guarantor has paid or deposited with such Trustee a sum sufficient to pay (1) all overdue installments of interest on all the Notes, (2) the principal of, and premium, if any, on any Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Notes, (3) to the extent that payment of such interest is lawful, interest on the defaulted interest at the rate or rates prescribed therefor in the Notes, and (4) all money paid or advanced by the Trustee thereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; (B) all Events of Default, other than the nonpayment of the principal of any Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture; and (C) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) the Holders of a majority in principal amount of then outstanding Notes give written notice to the Company, the Subsidiary Guarantors and the Trustee of their desire to rescind and annul a declaration of acceleration and its consequences, then such declaration of acceleration shall be deemed rescinded and annulled. No such rescission will affect any subsequent Event of Default or impair any right consequent thereon.

Section 6.03.     Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name and as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04.     Waiver of Past Defaults.

      Subject to Sections 6.07 and 9.02, the Holders of at least a majority in principal amount of Notes then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in payment of principal or interest on the Notes, including any optional redemption payments or Change of Control or Net Proceeds Offer payments.

Section 6.05.     Control by Majority.

      The Holders of a majority in principal amount of the Notes then outstanding will have the right, by an instrument or concurrent instruments in writing executed and delivered to the Trustee, to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under this Indenture or exercising any trust or power conferred on such Trustee, provided that (i) such direction is not in conflict with any rule of law or with this Indenture and (ii) the Trustee may take any other action deemed proper by such Trustee that is not inconsistent with such direction.

Section 6.06.     Limitation on Remedies.

      No Holder of any of the Notes will have any right to institute any proceeding, judicial or otherwise, or for the appointment of a receiver or trustee or pursue any remedy under this Indenture, unless:

            (1) such Holder has previously given notice to the Trustee of a continuing Event of Default,

            (2) the Holders of not less than 25% in principal amount of the outstanding Notes have made written request to such Trustee to pursue such remedy, including, if applicable, to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture,

            (3) such Holder or Holders have offered to such Trustee reasonable indemnity and security satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request,

            (4) such Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any proceeding, and

            (5) no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes.

      A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over other Holders.

Section 6.07.     Rights of Holders to Receive Payment.

      Notwithstanding any other provision of this Indenture, the Holder of any Notes will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Notes on the stated maturity therefor and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of such Holder.

Section 6.08.     Collection Suit by Trustee.

      If an Event of Default in payment of principal, premium, if any, or interest specified in Section 6.01(l), (2) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Subsidiary Guarantor for the whole amount of principal, premium, if any, and interest remaining unpaid with respect to the Notes, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel.

Section 6.09.     Trustee May File Proofs of Claim.

      (a) The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, the Subsidiary Guarantors, their creditors or their property and may collect and receive any money or other property payable or deliverable on any such claims and to distribute the same.

      (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.     Priorities.

      If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

      First:      to the Trustee for amounts due under Section 7.07;

      Second: to Holders of Senior Indebtedness to the extent required by Article Ten;

      Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

      Fourth:     to the Company.

      The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.     Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The foregoing shall not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 hereof, or a suit by Holders or more than 10% in principal amount of the then outstanding Notes.


                                  ARTICLE SEVEN

                                     TRUSTEE

Section 7.01.     Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b)   Except during the continuance of an Event of Default:

            (1) The Trustee need perform only those duties that are specifically set forth (or incorporated by reference) in this Indenture and no implied covenants or obligations shall be read into this Indenture against Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph (c) does not limit the effect of paragraph (b) of this Section.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05, and the Trustee shall be entitled from time to time to request such a direction.

      (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

      (e) The Trustee shall be under no obligation and may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.     Rights of Trustee.

      Subject to Section 7.01:

      (a) The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

      (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

      (e) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

      (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

      (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

      (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03.     Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04.     Trustee's Disclaimer.

      The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.     Notice of Defaults.

      If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder pursuant to Section 13.02 a notice of the Default within 90 days after the occurrence thereof. Except in the case of a Default in any payment on any Note, the Trustee may withhold the notice if and so long as the board of directors, executive committee or a trust committee of its directors and/or officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06.     Reports by Trustee to Holders.

      Within 60 days after each May 15, beginning with May 15, 2003, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a), but only if such report is required in any year under TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

      A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee in writing if the Notes become listed on any national securities exchange or of any delisting thereof.

Section 7.07.     Compensation and Indemnity.

      The Company and the Subsidiary Guarantors jointly and severally agree to pay the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Subsidiary Guarantors jointly and severally agree to reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses may include the reasonable compensation and expenses of the Trustee's agents and counsel.

      The Trustee shall not be under any obligation to institute any suit, or take any remedial action under this Indenture, or to enter any appearance or in any way defend any suit in which it may be a defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified to its satisfaction against any and all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provisions of this Indenture, including compensation for services, costs, expenses, outlays, counsel fees and other disbursements, and against all liability not due to its negligence or willful misconduct. The Company and the Subsidiary Guarantors jointly and severally agree to indemnify each of the Trustee and any predecessor trustee and their agents for and to hold them harmless against any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of Trustee) incurred by it in connection with the acceptance and administration of the trust and its duties hereunder as Trustee, Registrar and/or Paying Agent including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company and the Subsidiary Guarantors of any claim of which a Trust Officer has received written notice and for which it may seek indemnity; provided, however, unless the position of the Company is prejudiced by such failure, the failure of the Trustee to promptly notify the Company shall not limit its right to indemnification. The Company shall defend each such claim and the Trustee shall cooperate in the defense. The Trustee may retain separate counsel if the Trustee shall have been reasonably advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to employ separate counsel, and the Company shall reimburse the Trustee for the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

      Neither the Company nor the Subsidiary Guarantors shall be obligated to reimburse any expense or indemnify against any loss or liability determined by a court of competent jurisdiction to have been caused by the Trustee through the Trustee's own negligence, willful misconduct or breach of its duties under this Indenture.

      To secure the payment obligations of the Company and the Subsidiary Guarantors in this Section, the Trustee shall have a lien prior to that of the Holders of the Notes on all money or property held or collected by the Trustee for any amount owing it or any predecessor trustee pursuant to this section, except that held in trust to pay principal of and interest on particular Notes.

      When the Trustee incurs expenses or renders services after the occurrence of any Event of Default specified in Section 6.01(8) or (9), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

      The provisions of this Section shall survive the termination of this Indenture and resignation or removal of the Trustee.

Section 7.08.     Replacement of Trustee.

      The Trustee may resign by so notifying the Company and the Subsidiary Guarantors. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee, in writing. The Company may remove the Trustee if:

            (1)   the Trustee fails to comply with Section 7.10;

            (2)   the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4)   the Trustee becomes incapable of acting as Trustee hereunder.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Subsidiary Guarantors. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

      If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA
Section 310(a)(5).

Section 7.09.     Successor Trustee by Merger, Etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that such corporation or association shall be otherwise eligible and qualified under this Article.

Section 7.10.     Eligibility; Disqualification.

      This Indenture shall always have a Trustee which satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall also comply with TIA
Section 310(b).

Section 7.11.     Preferential Collection of Claims Against Company.

      The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                  ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

Section 8.01.     Termination of Company's Obligations.

      (a) This Indenture shall cease to be of further effect (subject to Section 8.05) when all outstanding Notes theretofore authenticated and issued hereunder have been delivered (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07) to the Trustee for cancellation and the Company or the Subsidiary Guarantors have paid all sums payable hereunder and under the Notes.

      (b) In addition to the provisions of Section 8.01(a), at the Company's option, either (i) the Company and all Subsidiary Guarantors shall be deemed to have been discharged from their respective obligations with respect to the Notes and the provisions of this Indenture (subject to Section 8.05) on the 91st day after the applicable conditions set forth below have been satisfied or (ii) the Company and all Subsidiary Guarantors shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.02, 4.03,
4.05 through 4.16 and 5.01 and Articles Ten and Eleven with respect to the Notes at any time after the applicable conditions set forth below have been satisfied:

            (1) the Company or any Subsidiary Guarantor shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (i) U.S. Legal Tender or (ii) U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide (without any reinvestment of such interest or principal), not later than one day before the due date of any payment, U.S. Legal Tender or (iii) a combination of
      (i) and (ii), in an amount sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit, to pay and discharge each installment of principal of, premium, if any, and interest on the outstanding Notes on the dates such installments are due;

            (2) the Company shall have delivered to the Trustee an Officers' Certificate certifying as to whether the Notes are then listed on a national securities exchange;

            (3) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Company's exercise of its option under this Section 8.01 would not cause the Notes to be delisted;

            (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or a Subsidiary Guarantor is a party or by which any of them is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit;

            (5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01 and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised, and, in the case of the Notes being discharged, accompanied by a ruling to that effect received from or published by the Internal Revenue Service (it being understood that (A) such Opinion of Counsel shall also state that such ruling is consistent with the conclusions reached in such Opinion of Counsel and (B) the Trustee shall be under no obligation to investigate the basis of correctness of such ruling);

            (6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this
      Section 8.01 will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds hereunder becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended;

            (7) the Company or any Subsidiary Guarantor shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07; and

            (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Section 8.01 relating to the satisfaction and discharge of this Indenture have been complied with.

Section 8.02.     Application of Trust Money.

      The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with the provisions of the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

Section 8.03.     Repayment to Company.

      The Trustee and the Paying Agent shall promptly pay to the Company upon written request any money or securities held by them at any time in excess of amounts then required to pay principal of or interest on the Notes. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be paid to the Company. After repayment to the Company, any Holder entitled to such money shall thereafter, as an unsecured general creditor, look (unless an applicable abandoned property law designates another Person) only to the Company for payment, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 8.04.     Reinstatement.

      If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Subsidiary Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company or any Subsidiary Guarantor has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 8.05.     Survival of Certain Obligations.

      Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01(a) and (b), the respective obligations of the Company, the Subsidiary Guarantors and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.04, 6.07, 7.07, 7.08, 8.02, 8.03, 8.04,
11.03 and 11.04 and Article Three shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.02 and 8.03 and 8.04 shall survive such satisfaction and discharge. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.


                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.     Without Consent of Holders.

      The Company, the Subsidiary Guarantors and the Trustee may modify, amend or supplement this Indenture or the Notes without notice to or consent of any
Holder:

            (1)   to cure any ambiguity, omission, defect or inconsistency;

            (2)   to comply with Sections 5.01 or 11.02;

            (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (4) to reflect the addition or release of any Subsidiary Guarantor, as provided for by this Indenture;

            (5) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

            (6) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

      Upon the request of the Company and the Subsidiary Guarantors, accompanied by a Board Resolution of the Company and a resolution of the board of directors, board of trustees or managing partners of each Subsidiary Guarantor authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee may, but shall not be obligated to, join with the Company and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained. After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.02.     With Consent of Holders.

      Except as provided below in this Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Notes with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes or a solicitation of consents in respect of Notes, provided that in each case such offer or solicitation is made to all Holders of then outstanding Notes on equal terms) of the Holders of at least a majority in principal amount of the then outstanding Notes.

      Upon the request of the Company and the Subsidiary Guarantors, accompanied by a Board Resolution of the Company and a resolution of the board of directors, board of trustees or managing partners of each Subsidiary Guarantor authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the Opinion of Counsel documents described in Section 9.06, the Trustee may, but shall not be obligated to, join with the Company and the Subsidiary Guarantors in the execution of such supplemental indenture.

      It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      The Holders of a majority in principal amount of the then outstanding Notes may waive compliance in a particular instance by the Company or the Subsidiary Guarantors with any provision of this Indenture or the Notes (including waivers obtained in connection with a tender offer or exchange offer for Notes or a solicitation of consents in respect of Notes, provided that in each case such offer or solicitation is made to all Holders of the then outstanding Notes on equal terms). However, without the consent of each Holder affected, an amendment or waiver under this Section may not:

            (1) reduce the percentage of principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

            (2) reduce the rate or change the time for payment of interest, including defaulted interest, on the Notes;

            (3) reduce the principal amount of any Note or change the Maturity Date of the Notes;

            (4) reduce the redemption price, including premium, if any, payable upon the redemption of any Note or change the time at which any Note may be redeemed;

            (5) reduce the repurchase price, including premium, if any, payable upon the repurchase of any Note pursuant to Section 4.11 or 4.16, or change the time at which any Note may or shall be repurchased thereunder;

            (6) except as otherwise provided in this Indenture, waive a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes;

            (7) make any Note payable in money other than that stated in the Note;

            (8) impair the right to institute suit for the enforcement of principal of, premium, if any, or interest on any Note pursuant to Section
      6.07 or 6.08, except as limited by Section 6.06; or

            (9) make any change in Section 6.04 or Section 6.07 or in this sentence of this Section 9.02.

In addition, any amendment to, or waiver of, the provisions of this Indenture relating to subordination that adversely affects the rights of the holders of the Notes will require the consent of the holders of at least 75% in aggregate principal amount of Notes then outstanding. In determining whether any such amendment adversely affects the rights of the holders of the Notes, the Trustee shall be provided with and may rely upon an Opinion of Counsel to such effect.

      The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

Section 9.03.     Compliance with Trust Indenture Act.

      Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.04.     Revocation and Effect of Consents.

      A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, until an amendment, supplement or waiver becomes effective, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note. For such revocation to be effective, the Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

      The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If the Company elects to fix a record date for such purpose, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consent from the Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective also shall have been given and not revoked within such 90-day period.

      After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through
(9) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 9.05.     Notation on or Exchange of Notes.

      If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Section 9.06.     Trustee Protected.

      The Trustee shall sign any amendment or supplement or waiver authorized pursuant to this Article. In signing such amendment or supplement or waiver the Trustee shall be provided with, and (subject to Article Seven) shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement or waiver is authorized or permitted by and complies with this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


                                   ARTICLE TEN

                             SUBORDINATION OF NOTES

Section 10.01.    Notes Subordinated to Senior Indebtedness.

      The Company, for itself and it successors, and each Holder, by his acceptance of Notes, agrees that the payment of the principal of, premium, if any, and interest on the Notes is subordinated, to the extent and in the manner provided in this Article Ten, to the prior payment in full of all Senior Indebtedness of the Company (hereinafter in this Article Ten referred to as "Senior Indebtedness"). The Notes shall rank pari passu in right of payment with all Pari Passu Indebtedness of the Company.

      This Article Ten shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

Section 10.02.    No Payment on Notes in Certain Circumstances.

      Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all principal thereof, premium, if any, interest thereon and other amounts due thereon shall first be paid in full, no payment shall be made by or on behalf of the Company with respect to the principal of, premium, if any, interest on or other amounts owing on the Notes (except that, subject to applicable law, Holders may receive Subordinated Securities of the Company).

      Upon the happening of any default in the payment of any principal of or interest on or other amounts due on any Senior Indebtedness (a "Payment Default"), then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by or on behalf of the Company with respect to the principal of, premium, if any, interest on or other amounts owing on the Notes.

      Upon the happening of any default or event of default (other than a Payment Default) (including any event which with the giving of notice or the lapse of time or both would become an event of default and including any default or event of default which would result upon any payment with respect to the Notes) with respect to any Designated Senior Indebtedness, as such default or event of default is defined therein or in the instrument or agreement or other document under which it is outstanding, then upon written notice thereof given to the Company and the Trustee by a holder or holders of any such Designated Senior Indebtedness or their Representative ("Payment Notice"), no payment shall be made by or on behalf of the Company with respect to the principal of, premium, if any, interest on or other amounts owing on the Notes during the period (the "Payment Blockage Period") commencing on the date of such receipt of such Payment Notice and ending on the earlier of (i) the date, if any, on which such default is cured or waived or ceases to exist or (ii) the date, if any, on which the Designated Senior Indebtedness to which such default relates is discharged, provided, however, that no default or event of default (other than a Payment Default) shall prevent the making of any payment for more than 179 days after the Payment Notice shall have been given. Notwithstanding the foregoing,
(i) not more than one Payment Notice shall be given within a period of 360 consecutive days, (ii) no event of default which existed or was continuing on the date of any Payment Notice shall be made the basis for the giving of a subsequent Payment Notice unless all such events of default shall have been cured or waived for a period of at least 180 consecutive days after such date, and (iii) if the Company or the Trustee receives any Payment Notice, a similar notice relating to or arising out of the same default or facts giving rise to such default (whether or not such default is on the same issue of Designated Senior Indebtedness) shall not be effective for purposes of this paragraph.

      The Company shall resume payments of principal of, premium, if any, and interest on the Notes (i) in the case of a Payment Default, upon the date such Payment Default is cured or waived by the holders of Senior Indebtedness to which such Payment Default relates and (ii) in the case of a default or event of default (other than a Payment Default) with respect to Designated Senior Indebtedness, on the earlier of (A) the date such default or event of default is cured or (B) the expiration of the Payment Blockage Period with respect thereto if, in the case of this clause (B), this Article Ten otherwise does not prohibit such payment.

      In furtherance of the provisions of Section 10.01, in the event that, notwithstanding the foregoing provisions of this Section 10.02, any payment (other than a payment in the form of Subordinated Securities) with respect to the principal of, premium, if any, or interest on the Notes shall be made by or on behalf of the Company, and received by the Trustee, by any Holder or by any such Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment was prohibited by the provisions of this Section 10.02, then, unless and until such payment is no longer prohibited by this Section 10.02, such payment (subject to the provisions of Sections 10.06 and 10.07) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of and shall be immediately paid over to the holders of Senior Indebtedness or their Representative, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Indebtedness.

      The provisions of this Section 10.02 shall not modify or limit in any way the application of Section 10.03.

      The Company shall give prompt written notice to the Trustee of any default in the payment of any Senior Indebtedness or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. Failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness or the application of the other provisions provided in this Article Ten.

Section 10.03. Notes Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of the Company.

      In the event of any Insolvency or Liquidation Proceeding with respect to the Company, all amounts payable in respect of any Senior Indebtedness shall first be paid in full before the Holders are entitled to receive any direct or indirect payment or distribution of any cash, property or securities (other than Subordinated Securities of the Company) on account of principal of or interest on the Notes or any other payment with respect to the Notes.

      The holders of Senior Indebtedness shall be entitled to receive directly, for application to the payment of Senior Indebtedness (to the extent necessary to pay in full all Senior Indebtedness, whether or not due, including specifically, without limitation, all Post-Commencement Interest, whether or not allowed as a claim in such Insolvency or Liquidation Proceedings, after giving effect to any substantially concurrent payment or distribution to the holders of Senior Indebtedness on account of Senior Indebtedness), any payment or distribution of any kind or character, whether in cash, property or securities (other than Subordinated Securities of the Company), including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes which may be payable or deliverable in respect of the Notes in any such Insolvency or Liquidation Proceeding.

      In the event that, notwithstanding the foregoing provisions of this
Section 10.03, the Trustee or any Paying Agent or the Holder of any Note shall have received any payment from or distribution of assets of the Company or the estate created by the commencement of any such Insolvency or Liquidation Proceeding, of any kind or character in respect of the Notes, whether in cash, property or securities (other than Subordinated Securities of the Company), including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes, before all Senior Indebtedness

(whether or not due including specifically, without limitation, all Post-Commencement Interest, whether or not allowed as a claim in such Insolvency or Liquidation Proceeding) is paid in full, then and in such event such payment or distribution shall be received and held in trust by the Trustee, any such Paying Agent or Holder for and shall be paid over to the holders of Senior Indebtedness (to the extent necessary to pay in full all such Senior Indebtedness, whether or not due, including specifically, without limitation, all Post-Commencement Interest thereon, whether or not allowed as a claim in such Insolvency or Liquidation Proceeding), after giving effect to any substantially concurrent payment or distribution to the holders of Senior Indebtedness on account of Senior Indebtedness, for application to the payment in full of such Senior Indebtedness.

      The Company shall give prompt written notice to the Trustee of any Insolvency or Liquidation Proceeding with respect to it.

Section 10.04. Holders to Be Subrogated to Rights of Holders of Senior Indebtedness.

      After all amounts payable under or in respect of Senior Indebtedness (whether or not due) are paid in full, the Holders shall be subrogated (without any duty on the part of the holders of Senior Indebtedness to warrant, create, effectuate, preserve or protect such subrogation), to the extent of the payments or distributions made to the holders of Senior Indebtedness pursuant to the provisions of this Article Ten (equally and ratably with the holders of all other indebtedness of the Company which by its express terms is subordinate and subject in right of payment to Senior Indebtedness to substantially the same extent as the Notes are so subordinate and subject in right of payment and which is entitled to like rights and subrogation), to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness, until the principal of and interest on the Notes shall be paid in full. For the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Ten, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

Section 10.05.    Obligations of the Company Unconditional.

      Nothing contained in this Article Ten or elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall effect the relative rights of the Holders and creditors of the Company, other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of
Section 7.01, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such Insolvency or Liquidation Proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

Section 10.06. Trustee Entitled to Assume Payments, Not Prohibited in Absence of Notice.

      The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received written notice at the address specified in Section 13.02 thereof from the Company or from one or more holders of Senior Indebtedness or from any Representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects conclusively to assume that no such fact exists. Nothing in this Section 10.06 is intended to or shall relieve any Holder from the obligations imposed under Sections 10.02 and 10.03 with respect to money or other distributions received in violation of the provisions thereof.

Section 10.07.    Application by Trustee of Assets Deposited With It.

      All money and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 8.01 shall be for the sole benefit of the Holders and shall not be subject to this Article Ten. Otherwise, any deposit of assets by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of premium, if any, or interest on any Notes shall be subject to the provisions of this Article Ten; provided that, if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 10.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The preceding sentence shall be construed solely for the benefit of the Trustee and each Paying Agent and shall not otherwise affect the rights of holders of Senior Indebtedness.

Section 10.08. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

      No right of any present or future holder of any Senior Indebtedness to enforce the subordination provisions in this Article Ten shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

Section 10.09.    Holders Authorize Trustee to Effectuate Subordination of
Notes.

      Each Holder of Notes by his acceptance thereof (i) authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten and to protect the rights of the Holders pursuant to this Indenture, and (ii) appoints the Trustee his attorney-in-fact for such purpose, including in the event of any Insolvency or Liquidation Proceeding with respect to the Company, the timely filing of a claim for the unpaid balance of his Notes in the form required in said proceeding and the causing of such claim to be approved. If the Trustee shall not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative shall have the right to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize the Trustee or any holder of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee or any holder of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

Section 10.10.    Right of Trustee to Hold Senior Indebtedness.

      The Trustee shall be entitled to all of the rights set forth in this Article Ten in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 10.11.    Article Ten Not to Prevent Events of Default.

      The failure to make a payment of principal of or interest on the Notes by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of a Default or an Event of Default.

Section 10.12.    Payment.

      A payment with respect to a Note or with respect to principal of or interest on a Note shall include, without limitation, payment of principal of (and premium, if any) and interest on any Note, any depositing of funds under Article Eight, any payment on account of any mandatory or optional repurchase or redemption of any Note (including payments pursuant to Article Three or Section
4.10 or Section 4.16) and any payment or recovery on any claim (whether Section
4.10 or Section 4.16) and any payment or recovery on any claim (whether for rescission damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any Note, provided that any such payment, deposit, other payment or recovery (i) not prohibited pursuant to this Article Ten at the time actually made shall not be subject to any recovery by any holder of Senior Indebtedness or Representative therefor or other Person pursuant to this Article Ten at any time thereafter and (ii) made by or from any Person other than the Company shall not be subject to any recovery by any holder of Senior Indebtedness or Representative therefor or other Person pursuant to this Article Ten at any time thereafter except to the extent such Person recovers any such amount paid from the Company, whether pursuant to rights of indemnity, rescission or otherwise.

Section 10.13.    Trustee Not Fiduciary for Holders of Senior Indebtedness.

      The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

      Nothing in this Article shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.07.


                                 ARTICLE ELEVEN

                                   GUARANTEES

Section 11.01.    Unconditional Guarantee.

      Each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees (such guarantee to be referred to herein as the "Guarantee") to each Holder and to the Trustee the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under this Indenture and the Notes by the Company whether at maturity, by acceleration, redemption, repurchase or otherwise, including, without limitation, interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Article Eleven and Article Twelve.

      Failing payment when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payments, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

      The guarantee of each Subsidiary Guarantor herein shall be, in the manner and to the extent set forth in Article Twelve, subordinated in right of payment to the prior payment when due of the principal of, premium, if any, accrued and unpaid interest and all other amounts owing on all existing and future Senior Indebtedness of such Subsidiary Guarantor and of the Company, as the case may be, and senior to the right of payment of principal of, premium, if any, and accrued and unpaid interest on all existing and future Subordinated Indebtedness of such Subsidiary Guarantor.

Section 11.02.    Subsidiary Guarantors May Consolidate, Etc., on Certain Terms.

      (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of all or substantially all of its assets to the Company or another Subsidiary Guarantor.

      (b) The Company may not sell the Capital Stock of a Subsidiary Guarantor, and a Subsidiary Guarantor may not consolidate with or merge into or sell all or substantially all of its assets (in a single transaction or series of related transactions) to any Person other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Company or the Subsidiary Guarantor), unless (i) with respect to a consolidation or merger of such Subsidiary Guarantor, either (A)(1) the surviving entity is a Subsidiary of the Company or, as a result of the transaction, becomes a Subsidiary of the Company, (2) the surviving entity remains a Restricted Subsidiary of the Company or, simultaneously with the consummation of the transaction, is designated as a Restricted Subsidiary of the Company, (3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Tangible Net Worth of the surviving entity is equal to or greater than the Consolidated Tangible Net Worth of such Subsidiary Guarantor immediately before such transaction, (4) immediately after giving effect to such transaction on a pro forma basis, the Company would be able to incur $1.00 of additional Indebtedness under the test described in Section 4.09(a), (5) if the surviving entity is not the Subsidiary Guarantor, the surviving entity agrees to assume such Subsidiary Guarantor's Guarantee and all its obligations pursuant to this Indenture in accordance with the provisions of Section 11.03, and (6) such transaction does not (x) violate any covenant in the Indenture or (y) result in a Default or an Event of Default immediately thereafter that is continuing or (B)(1) such transaction is made in accordance with the covenant in Section 4.11 and (2) such transaction does not
(x) violate any other covenant in the Indenture or (y) result in a Default or Event of Default immediately thereafter that is continuing and (ii) with respect to the sale of the Capital Stock or all or substantially all of the assets of such Subsidiary Guarantor, (A) such transaction is made in accordance with the covenant in Section 4.11 and (B) such transaction does not (x) violate any other covenants in the Indenture or (y) result in a Default or Event of Default immediately thereafter that is continuing. In the case of any such consolidation, merger, sale or conveyance involving the assumption by the successor entity of a Subsidiary Guarantor's obligations under the Indenture, such successor entity shall assume such obligations by supplemental indenture executed and delivered to the Trustee in accordance with the provisions of
Section 11.03. Upon execution and delivery of such supplemental indenture, such successor entity shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

Section 11.03.    Addition of Subsidiary Guarantors.

      (a) The Company agrees to cause each Person that shall become a Domestic Subsidiary after the Issue Date to execute and deliver a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee the payment of the Notes pursuant to the terms hereof.

      (b) Any Person who is not a Subsidiary Guarantor on the Issue Date may become a Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Subsidiary Guarantor and (ii) an Opinion of Counsel and Officers' Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee and provided that no opinion need be rendered concerning the enforceability of the Guarantee).

Section 11.04.    Release of a Subsidiary Guarantor.

      A Subsidiary Guarantor shall be deemed released from its Guarantee and all of its obligations in this Indenture upon (i) (A) the sale of the Capital Stock of such Subsidiary Guarantor, the consolidation or merger of such Subsidiary Guarantor, or in the event of the liquidation and dissolution of such Subsidiary Guarantor into the Company or any other Subsidiary Guarantor, made in accordance with the provisions of either Section 11.02(b)(i)(B) or Section 11.02(b)(ii) or
(B) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, provided that such designation is made in accordance with the provisions of this Indenture, and (ii) receipt of a request by the Company accompanied by an Officers' Certificate and an Opinion of Counsel certifying that all conditions specified in this Indenture for such release have been satisfied in accordance with the provisions of this Indenture. Upon receipt of the items specified in clause (ii) of the preceding sentence, the Trustee shall deliver to the Company an appropriate instrument evidencing such release. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article Eleven.

Section 11.05.    Limitation of Subsidiary Guarantor's Liability.

      Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal, state or foreign law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 11.06, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law.

Section 11.06.    Contribution.

      In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to the Guarantee.

Section 11.07.    Execution and Delivery of Guarantee.

      To further evidence the Guarantees set forth in Section 11.01, each Subsidiary Guarantor hereby agrees that a notation relating to such Guarantee, in substantially the form of Exhibit A-1, shall be endorsed on each Note authenticated and delivered by the Trustee and executed by either manual or facsimile signature of two Officers of each Subsidiary Guarantor.

      Each of the Subsidiary Guarantors hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation relating to such Guarantee.

      If an Officer of a Guarantor whose signature is on this Indenture or a Note no longer holds that office at the time the Trustee authenticates such security or at any time thereafter, such Subsidiary Guarantor's Guarantee of such Note shall be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantor.

Section 11.08.    Severability.

      In case any provision of this Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.09.    Consent to Jurisdiction and Service of Process.

      Each Subsidiary Guarantor that is not organized under the laws of the United States or any state thereof (each a "Non-U.S. Subsidiary Guarantor") hereby appoints the principal office of CT Corporation System in The City of New York which, on the date hereof, is located at 1633 Broadway, New York, New York 10019, as the authorized agent thereof (the "Authorized Agent") upon whom process may be served in any action, suit or proceeding arising out of or based on this Indenture or the Notes which may be instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, in either case in The Borough of Manhattan, The City of New York, by the Holder of any Note, and each Non-U.S. Subsidiary Guarantor hereby waives any objection which it may now have to the laying of venue of any such proceeding and expressly and irrevocably accepts and submits, for the benefit of the Holders from time to time of the Notes, to the nonexclusive jurisdiction of any such court in respect of any such action, suit or proceeding, for itself and with respect to its properties, revenues and assets. Such appointment shall be irrevocable unless and until the appointment of a successor authorized agent for such purpose, and such successor's acceptance of such appointment, shall have occurred. Each Non-U.S. Subsidiary Guarantor agrees to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent with respect to any such action shall be deemed, in every respect, effective service of process upon any such Non-U.S. Subsidiary Guarantor. Notwithstanding the foregoing, any action against any Non-U.S. Subsidiary Guarantor arising out of or based on any Note may also be instituted by the Holder of such Note in any court in the jurisdiction of organization of such Non-U.S. Subsidiary Guarantor, and such Non-U.S. Subsidiary Guarantor expressly accepts the jurisdiction of any such court in any such action. The Company shall require the Authorized Agent to agree in writing to accept the foregoing appointment as agent for service of process.

Section 11.10.    Waiver of Immunity.

      To the extent that any Non-U.S. Subsidiary Guarantor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or the Notes, such Non-U.S. Subsidiary Guarantor, to the maximum extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

Section 11.11.    Judgment Currency.

      Each Non-U.S. Subsidiary Guarantor agrees to indemnify the Trustee and each Holder against any loss incurred by it as a result of any judgment or order against such Non-U.S. Subsidiary being given or made and expressed and paid In a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Trustee or such Holder on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by the Trustee or such Holder. The foregoing indemnity shall constitute a separate and independent obligation of each Non-U.S. Subsidiary Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.


                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEES

Section 12.01.    Guarantees Subordinated to Senior Indebtedness.

      Each Subsidiary Guarantor, for itself and its successors, and each Holder, by his acceptance of Notes, agrees that the Guarantees of such Subsidiary Guarantor are subordinated, to the extent and in the manner provided in this Article Twelve, to the prior payment in full of all Senior Indebtedness of such Subsidiary Guarantor (hereinafter in this Article Twelve referred to as "Senior Indebtedness"). The Guarantees shall rank pari passu in right of payment with all guarantees by a Subsidiary Guarantor of Pari Passu Indebtedness of the Company.

      This Article Twelve shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

Section 12.02.    No Payment on Guarantees in Certain Circumstances.

      Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all principal thereof, premium, if any, interest thereon and other amounts due thereon shall first be paid in full, no payment shall be made by or on behalf of any Subsidiary Guarantor pursuant to the Guarantees with respect to the principal of, premium, if any, interest on or other amounts owing on the Notes.

      Upon the happening of any default in the payment of any principal of, premium, if any, or interest on or other amounts due on any Senior Indebtedness (a "Payment Default"), then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by or on behalf of any Subsidiary Guarantor pursuant to the Guarantees with respect to the principal of, premium, if any, interest on or other amounts owing on the Notes (except that, subject to applicable law, Holders may receive Subordinated Securities of Subsidiary Guarantors).

      Upon the happening of any default or event of default (other than a Payment Default) (including any event which with the giving of notice or the lapse of time or both would become an event of default and including any default or event of default which would result upon any payment pursuant to the Guarantees) with respect to any Senior Indebtedness of a Subsidiary Guarantor, as such default or event of default is defined therein or in the instrument or agreement or other document under which it is outstanding, then upon written notice thereof given to the Subsidiary Guarantors and the Trustee by a holder or holders of any Designated Senior Indebtedness or their Representative ("Payment Notice"), no payment shall be made by or on behalf of the Subsidiary Guarantors pursuant to the Guarantees with respect to the principal of, premium, if any, interest on or other amounts owing on the Notes during the period (the "Payment Blockage Period") commencing on the date of such receipt of such Payment Notice and ending on the earlier of (i) the date, if any, on which such default is cured or waived or ceases to exist or (ii) the date, if any, on which the Designated Senior Indebtedness to which such default relates is discharged; provided, however, that no default or event of default (other than a Payment Default) shall prevent the making of any payment pursuant to the Guarantees for more than 179 days after the Payment Notice shall have been given. Notwithstanding the foregoing, (i) not more than one Payment Notice shall be given within a period of 360 consecutive days, and (ii) no event of default which existed or was continuing on the date of any Payment Notice shall be made the basis for the giving of a subsequent Payment Notice unless all such events of default shall have been cured or waived for a period of at least 180 consecutive days after such date, and (iii) if any Subsidiary Guarantor or the Trustee receives any Payment Notice, a similar notice relating to or arising out of the same default or facts giving rise to such default (whether or not such default is on the same issue of Designated Senior Indebtedness) shall not be effective for purposes of this paragraph.

      The Subsidiary Guarantors shall resume payments of principal of, premium, if any, and interest on the Guarantees (i) in the case of a Payment Default, upon the date such Payment Default is cured or waived by the holders of Senior Indebtedness to which such Payment Default relates and (ii) in the case of a default or event of default (other than a Payment Default) with respect to Designated Senior Indebtedness, on the earlier of (A) the date such default or event of default is cured or (B) the expiration of the Payment Blockage Period with respect thereto if, in the case of this clause (B), this Article Twelve otherwise does not prohibit such payment.

      In furtherance of the provisions of Section 12.01, in the event that, notwithstanding the foregoing provisions of this Section 12.02, any payment (other than a payment in the form of Subordinated Securities of Subsidiary Guarantors) with respect to the principal of, premium, if any or interest on the Notes shall be made by or on behalf of any Subsidiary Guarantor, and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment was prohibited by the provisions of this
Section 12.02, then, unless and until such payment is no longer prohibited by this Section 12.02, such payment (subject to the provisions of Sections 12.06 and 12.07) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of and shall be immediately paid over to the holders of Senior Indebtedness or their Representative, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Indebtedness.

      The provisions of this Section 12.02 shall not modify or limit in any way the application of Section 12.03.

      Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any default in the payment of any Senior Indebtedness of such Subsidiary Guarantor or any acceleration under any such Senior Indebtedness or under any agreement pursuant to which such Senior Indebtedness may have been issued. Failure to give such notice shall not affect the subordination of the Guarantees to the Senior Indebtedness or the application of the other provisions provided in this Article Twelve.

Section 12.03. Guarantees Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of a Subsidiary Guarantor.

      In the event of any Insolvency or Liquidation Proceeding with respect to any Subsidiary Guarantor, all amounts payable in respect of any Senior Indebtedness of such Subsidiary Guarantor shall first be paid in full before the Holders are entitled to receive any direct or indirect payment or distribution of any cash, property or securities

(other than Subordinated Securities of Subsidiary Guarantors) pursuant to the Guarantees on account of principal of, premium, if any, or interest on the Notes or any other payment with respect to the Notes.

      The holders of Senior Indebtedness shall be entitled to receive directly, for application to the payment of Senior Indebtedness (to the extent necessary to pay in full all Senior Indebtedness, whether or not due, including specifically, without limitation, all Post-Commencement Interest, whether or not allowed as a claim in such insolvency or Liquidation Proceeding, after giving effect to any substantially concurrent payment or distribution to the holders of Senior Indebtedness on account of Senior Indebtedness), any payment or distribution of any kind or character, whether in cash, property or securities (other than Subordinated Securities of Subsidiary Guarantors), including any payment or distribution which may be payable or deliverable by reason of the payment of any other payment of any other indebtedness of such Subsidiary Guarantor being subordinated to the payment of the Guarantees) which may be payable or deliverable in respect of the Guarantees in any such Insolvency or Liquidation Proceeding.

      In the event that, notwithstanding the foregoing provisions of this
Section 12.03, the Trustee or any Paying Agent or the Holder of any Note shall have received any payment from or distribution of assets of such Subsidiary Guarantor or the estate created by the commencement of any such Insolvency or Liquidation Proceeding, of any kind or character in respect of the Guarantees, whether in cash, property or securities (other than Subordinated Securities of Subsidiary Guarantors), including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of such Subsidiary Guarantor being subordinated to the payment of the Guarantees, before all Senior Indebtedness (whether or not due including specifically, without limitation, all Post-Commencement Interest, whether or not allowed as a claim in such Insolvency or Liquidation Proceeding) is paid in full, then and in such event such payment or distribution shall be received and held in trust by the Trustee, any such Paying Agent or Holder for and shall be paid over to the holders of Senior Indebtedness (to the extent necessary to pay in full all such Senior Indebtedness, whether or not due, including specifically, without limitation, all Post-Commencement Interest thereon, whether or not allowed as a claim in such Insolvency or Liquidation Proceeding), after giving effect to any substantially concurrent payment or distribution to the holders of Senior Indebtedness on account of Senior Indebtedness, for application to the payment in full of such Senior Indebtedness.

      The Company and each Subsidiary Guarantor shall give prompt written notice to the Trustee of any Insolvency or Liquidation Proceeding with respect to such Subsidiary Guarantor.

Section 12.04. Holders to Be Subrogated to Rights of Holders of Senior Indebtedness.

      After all amounts payable under or in respect of Senior Indebtedness (whether or not due) are paid in full, the Holders shall be subrogated (without any duty on the part of the holders of Senior Indebtedness to warrant, create, effectuate, preserve or protect such subrogation), to the extent of the payments or distributions made to the holders of Senior Indebtedness pursuant to the provisions of this Article Twelve (equally and ratably with the holders of all other indebtedness of any Subsidiary Guarantor which by its express terms is subordinate and subject in right of payment to Senior Indebtedness to substantially the same extent as the Guarantees are so subordinated and subject in right of payment and which is entitled to like rights and subrogation), to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness, until the principal of and interest on the Notes shall be paid in full. For the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Twelve, which otherwise would have been made to the Holders shall, as between any Subsidiary Guarantor and the Holders, be deemed to be payment by such Subsidiary Guarantor to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

Section 12.05.    Guarantees Unconditional.

      Except as otherwise provided herein, nothing contained in this Indenture or in any Guarantee is intended to or shall impair, as between the Subsidiary Guarantors and the Holders, the Guarantees, which are absolute and unconditional, as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Subsidiary Guarantors, other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve, of the holders of Senior Indebtedness in respect of cash, property or securities of any Subsidiary Guarantor received upon the exercise of any such remedy. Upon any distribution of assets of any Subsidiary Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Section 7.01, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such Insolvency or Liquidation Proceedings is pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

Section 12.06. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

      The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received written notice at the address specified in Section 13.02 thereof from the Company or a Subsidiary Guarantor or from one or more holders of Senior Indebtedness or from any Representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects conclusively to assume that no such fact exits. Nothing in this Section 12.06 is intended to or shall relieve any Holder from the obligations imposed under Sections 12.02 and 12.03 with respect to money or other distributions received in violation of the provisions thereof.

Section 12.07.    Application by Trustee of Assets Deposited With It.

      All money and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 8.01 shall be for the sole benefit of the Holder and shall not be subject to this Article Twelve. Otherwise, any deposit of assets by any Subsidiary Guarantor pursuant to the Guarantees with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of this Article Twelve; provided that, if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The preceding sentence shall be construed solely for the benefit of the Trustee and each Paying Agent and shall not otherwise affect the rights of holders of Senior Indebtedness,

Section 12.08. Subordination Rights Not Impaired by Acts or Omissions of the Subsidiary Guarantors or Holders of Senior Indebtedness.

      No right of any present or future holder of any Senior Indebtedness to enforce the subordination provisions in this Article Twelve shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subsidiary Guarantor or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Subsidiary Guarantors, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

Section 12.09.    Holders Authorize Trustee to Effectuate Subordination of
Notes.

      Each Holder of Notes by his acceptance thereof (i) authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve and to protect the rights of the Holders pursuant to this Indenture, and (ii) appoints the Trustee his attorney-in-fact for such purpose, including in the event of any Insolvency or Liquidation Proceeding with respect to any Subsidiary Guarantor, the timely filing of a claim of the unpaid balance of his Notes pursuant to the Guarantees in the form required in said proceeding and the causing of such claim to be approved. If the Trustee shall not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative shall have the right to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize the Trustee or any holder of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes, the Guarantees or the rights of any Holder, or to authorize the Trustee or any holder of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

Section 12.10.    Right of Trustee to Hold Senior Indebtedness.

      The Trustee shall be entitled to all of the rights set forth in this Article Twelve in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 12.11.    Payment.

      A payment pursuant to the Guarantees with respect to a Note or with respect to principal of, premium, if any, or interest on a Note shall include, without limitation, payment of principal of, premium, if any, and interest on any Note, any depositing of funds under Article Four, any payment on account of any mandatory or optional repurchase or redemption of any Note (including payments pursuant to Article Three or Section 4.10 or Section 4.16) and any payment or recovery on any claim (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any Note, provided that any such payment, deposit, other payment or recovery (i) not prohibited pursuant to this Article Twelve at the time actually made shall not be subject to any recovery by any holder of Senior Indebtedness or Representative therefor or other Person pursuant to this Article Twelve at any time thereafter and (ii) made by or from any Persons other than any Subsidiary Guarantor shall not be subject to any recovery by any holder of Senior Indebtedness or Representative therefor or other Person pursuant to this Article Twelve at any time thereafter except to the extent such Person recovers any such amount paid from such Subsidiary Guarantor, whether pursuant to rights of indemnity, rescission or otherwise.

Section 12.12.    Trustee Not Fiduciary for Holders of Senior Indebtedness.

      The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

Section 13.01.    Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

Section 13.02.    Notices.

      Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by certified or registered mail (return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

      If to the Company or any Subsidiary Guarantor:

            Giant Industries, Inc.
            23733 North Scottsdale Road
            Scottsdale, Arizona 85255
            Attention:  Treasurer

      If to the Trustee:

            The Bank of New York
            101 Barclay Street, 21 West
            New York, NY 10286
            Attention:  Corporate Trust Administration

      The Company or any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication mailed to a Holder shall be mailed to him by first-class mail at this address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company or any Subsidiary Guarantor mails notice or communications to Holders it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03.    Communication by Holders with Other Holders.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04.    Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture (except with respect to the initial issuance of the Notes), the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

            (1) an Officers' Certificate (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, the conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, such conditions precedent have been complied with.

Section 13.05.    Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that each person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such person, such covenant or condition has been complied with.

Section 13.06.    Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or for a meeting of Holders. The Registrar or Paying Agent may make reasonable rules for its functions.

Section 13.07.    Legal Holidays.

      A "Legal Holiday" is a Saturday, a Sunday, or a day on which banks and trust companies in The City of New York are not required by law or executive order to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, without additional interest.

Section 13.08.    Governing Law.

      THIS INDENTURE AND THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 13.09.    No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Subsidiary Guarantor or any other Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.    No Recourse Against Others.

      All liability described in paragraph 18 of the Notes of any director, officer, employee or stockholder, as such, of the Company, the Subsidiary Guarantors or the Trustee is waived and released.

Section 13.11.    Successors.

      All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.12.    Duplicate Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

Section 13.13.    Severability.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                  GIANT INDUSTRIES, INC.

                                  By:   /s/ Mark B. Cox
                                        ---------------------------------
                                       Name:  Mark B. Cox
                                       Title:  Chief Financial Officer

                                  THE BANK OF NEW YORK, as Trustee



                                  By:   /s/ Remo J. Reale
                                        ---------------------------------
                                       Name:  Remo J. Reale
                                       Title:  Vice President

                        SUBSIDIARY GUARANTORS

                        Giant Industries Arizona, Inc.,
                            an Arizona corporation

                        By:   /s/ Mark B. Cox
                              -----------------------------------------------
                               Name:  Mark B. Cox
                               Title: Chief Financial Officer and Director

                        Ciniza Production Company,
                           a New Mexico corporation

                        By:   /s/ Mark B. Cox
                             ------------------------------------------------
                              Name:  Mark B. Cox
                              Title: Chief Financial Officer and Director

                        Giant Stop-N-Go of New Mexico, Inc.,
                           a New Mexico corporation


                        By:   /s/ Mark B. Cox
                              -----------------------------------------------
                               Name: Mark B. Cox
                               Title: Chief Financial Officer and Director

                        Giant Four Corners, Inc.,
                           an Arizona corporation

                       By:   /s/ Mark B. Cox
                             ------------------------------------------------
                             Name:  Mark B. Cox
                             Title: Chief Financial Officer and Director

                        Phoenix Fuel Co., Inc.
                           an Arizona corporation

                       By:  /s/ Mark B. Cox
                            -------------------------------------------------
                             Name:  Mark B. Cox
                             Title: Chief Financial Officer and Director

                        San Juan Refining Company,
                           a New Mexico corporation

                       By:  /s/ Mark B. Cox
                            -------------------------------------------------
                             Name:  Mark B. Cox
                             Title: Chief Financial Officer and Director

                        Giant Mid-Continent, Inc.,
                            an Arizona corporation

                         By:  /s/ Mark B. Cox
                              -----------------------------------------------
                               Name:  Mark B. Cox
                               Title: Chief Financial Officer and Director

                        Giant Pipeline Company,
                            a New Mexico corporation

                         By:  /s/ Mark B. Cox
                              -----------------------------------------------
                               Name:  Mark B. Cox
                               Title: Chief Financial Officer and Director

                        DeGuelle Oil Company,
                            a Colorado corporation

                         By:  /s/ Mark B. Cox
                              -----------------------------------------------
                               Name:  Mark B. Cox
                               Title: Chief Financial Officer and Director

                        Giant Yorktown, Inc.,
                            a Delaware corporation

                         By:  /s/ Mark B. Cox
                              -----------------------------------------------
                               Name:  Mark B. Cox
                               Title: Chief Financial Officer and Director

                        Giant Yorktown Holding Company,
                           a Delaware corporation

                         By:  /s/ Mark B. Cox
                              ------------------------------------------------
                               Name:  Mark B. Cox
                               Title:  Chief Financial Officer and Director

                                                                       EXHIBIT A

                         [FORM OF FACE OF INITIAL NOTE]

                             GIANT INDUSTRIES, INC.

                              [Global Notes Legend]


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR"S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Notes Legend]

                  "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT:

                           (A) SUCH NOTE MAY BE OFFERED, RESOLD, PLEDGED OR
                  OTHERWISE TRANSFERRED, ONLY

                           (i) (a) TO A PERSON WHOM THE SELLER REASONABLY
                  BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT,
                  (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE

                  PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS),

                           (ii) TO THE ISSUER, OR

                           (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
                  AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                           (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS
                  REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS NOTE OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                     11% SENIOR SUBORDINATED NOTES DUE 2012

No. _______________                                      $_____________________

                                                          CUSIP No. ___________


         Giant Industries, Inc., a Delaware corporation, promises to pay to ______ or registered assigns the principal sum of______ Dollars on May 15, 2012.

         Interest Payment Dates: May 15 and November 15, commencing November 15, 2002

         Record Dates: May 1 and November 1.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         In Witness Whereof, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                          GIANT INDUSTRIES, INC.



                                          By:
                                             ----------------------------------
                                              Name:
                                              Title:

                                          By:
                                             ----------------------------------
                                              Name:
                                              Title:

Dated:___________________

Certificate of Authentication:

The Bank of New York, as Trustee, certifies that this is one of the Notes referred to in the within- mentioned Indenture.

By:
   --------------------------
    Authorized Signatory

                                [REVERSE OF NOTE]

                             GIANT INDUSTRIES, INC.

                     11% SENIOR SUBORDINATED NOTES DUE 2012

         1. Interest. Giant Industries, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11% per annum from May 14, 2002 until maturity; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured at a rate of 0.5% per annum with respect to the first 90-day period following such Registration Default, increasing by an additional 0.5% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest of 1.5% per annum. The Company will pay interest semiannually on May 15 and November 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from May 14, 2002; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 15, 2002. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes to the persons who are registered holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are cancelled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal of, premium, if any, and interest on the Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay such amounts by check payable in such money. It may mail an interest check to a Holder's registered address.

         3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         4. Indenture. The Company issued the Notes under an Indenture, dated as of May 14, 2002 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Indenture pursuant to which the Notes are issued provides that an unlimited aggregate principal amount of Notes may be issued thereunder.

         5. Ranking and Guarantees. The Notes are general senior subordinated unsecured obligations of the Company. The Company's obligation to pay principal, premium, if any, and interest with respect to the Notes is unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture. Certain limitations to the obligations of the Subsidiary Guarantors are set forth in further detail in the Indenture.

         6. Optional Redemption. At any time on or after May 15, 2007, the Company may, at its option, redeem all or any portion of the Notes at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus, in each case, accrued interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning May 15 of the years indicated below:

             Year                         Percentage
             ----                         ----------
             2007                          105.500%
             2008                          103.667%
             2009                          101.833%
             2010 and thereafter           100.000%

         In addition, at any time prior to May 15, 2007, the Company may redeem all or part of the Notes upon not less than 30 days nor more than 60 days' notice at a redemption price equal to the sum of (i) the principal amount thereof, (ii) accrued and unpaid interest, if any, to the applicable date of redemption, and (iii) the Make-Whole Premium.

         At any time and from time to time on or prior to May 15, 2005, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes originally issued with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 111%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate initial principal amount of the Notes must remain outstanding after each such redemption. In order to effect the foregoing redemption, the Company must mail notice of redemption in accordance with the terms of the Indenture no later than 60 days after the related Public Equity Offering.

         7. Notice of Redemption. Notice of redemption will be mailed to the Holder's registered address at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. If less than all Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in multiples of $1,000 pro rata, by lot or by any other method that the Trustee considers fair and appropriate; provided that if the Notes are listed on any securities exchange, that such method complies with the requirements of such exchange. Notes in denominations larger than $1,000 may be redeemed in part. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption (unless the Company shall default in the payment of the redemption price or accrued interest).

         8. Change of Control. In the event of a Change of Control of the Company, the Company shall be required to make an offer to purchase each Holder's Notes, at 101% of the principal amount thereof, plus accrued interest to the Change of Control Payment Date.

         9. Net Proceeds Offer. In the event of certain Asset Sales, the Company may be required to make a Net Proceeds Offer to purchase pro rata or by lot all or any portion of each Holder's Notes, at 100% of the principal amount of the Notes plus accrued interest to the Net Proceeds Payment Date.

         10. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, and the ability of the Company and its Restricted Subsidiaries to dispose of certain assets, to pay dividends and make certain other distributions and payments, to make certain investments or redeem, retire, repurchase or acquire for value shares of Capital Stock, to incur additional Indebtedness or incur encumbrances against certain property and to enter into certain transactions with Affiliates, all subject to certain limitations described in the Indenture.

         11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption. Also, it need not transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

         12. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes and neither the Company, any Subsidiary Guarantor, the Trustee nor any Agent shall be affected by notice to the contrary.

         13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         14. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes. In addition, any amendment to, or waiver of, the provisions of this Indenture relating to subordination that adversely affects the rights of the holders of the Notes will require the consent of the holders of at least 75% in aggregate principal amount of Notes then outstanding. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or to provide for uncertificated Notes in addition to certificated Notes or to make any change that does not adversely affect the rights of any Holder.

         15. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

         16. Defaults and Remedies. An event of default generally is: default by the Company or any Subsidiary Guarantor for 30 days in payment of interest on the Notes; default by the Company or any Subsidiary Guarantor in payment of principal of or premium, if any, on the Notes; default by the Company or any Subsidiary Guarantor in the deposit of any optional redemption payment when due and payable; failure to pay at maturity or defaults resulting in acceleration prior to maturity of certain other Indebtedness; failure by the Company or any Subsidiary Guarantor for 60 days after notice to comply with any of its other agreements in the Indenture; certain final judgments against the Company or Subsidiaries; a failure of any Guarantee of a Subsidiary Guarantor to be in full force and effect or denial by any Subsidiary Guarantor of its obligations with respect thereto; and certain events of bankruptcy or insolvency. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity and security satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

         17. Trustee Dealings with Company and Subsidiary Guarantors. The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

         18. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee, shall not have any liability for any obligations of the Company, any Subsidiary Guarantor or the Trustee, under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         19. Authentication. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

         20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Giant Industries, Inc., 23733 North Scottsdale Road, Scottsdale, Arizona 85255, Attention: Treasurer.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

________________________________________________________________________________
              (Insert assignee's social security or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________



Your Signature:_________________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)

Your Name:______________________________________________________________________


Date:_________________

Signature Guarantee:____________________________________________________________

            CERTIFICATE OF TRANSFER (TO BE DELIVERED UPON EXCHANGE OR
                   REGISTRATION OF TRANSFER RESTRICTED NOTES)


This certificate relates to $_______________principal amount of Notes held in (check applicable space)________ book-entry or ______definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

[ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

The undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

         (1) [ ] acquired for the undersigned's own account, without Transfer (in satisfaction of Section 2.06(a)(ii)(A) of the Indenture); or

         (2) [ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

         (3) [ ] transferred pursuant to and in compliance with Rule 904 under the Securities Act of 1933, as amended; or

         (4) [ ] transferred pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

         (5) [ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act); or

         (6) [ ] transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof, provided, however, that (i) if box (3) is checked, the Company and the Trustee will require the delivery of the certification set forth as Annex A to this Note and such other evidence (which may include an opinion of counsel) reasonably satisfactory to them as to the compliance with Rule 904 under the Securities Act; (ii) if box (2) or (4) is checked, the Company or the Trustee may require evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend on the face of this Note; and (iii) if box (5) is checked, the Company and the Trustee will require the delivery of the certification set forth as Annex B to this Note and such other evidence (which may include an opinion of counsel) reasonably satisfactory to them that such transfer is in compliance with the Securities Act.

                                       _________________________________________
                                       Signature

Signature Guarantee:                   _________________________________________

                                                                         ANNEX A

                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                     WITH TRANSFERS PURSUANT TO REGULATION S

                                                                 ______________,


The Bank of New York
Attention:  Corporate Trust Administration

Ladies and Gentlemen:

         In connection with our proposed sale of certain 11% Senior Subordinated Notes due 2012 (the "Notes") of Giant Industries, Inc., a Delaware corporation (the "Company"), we represent that:

                  (i) the offer of the Notes was not made to a person in the United States;

                  (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                  (iii) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the U.S. Securities Act of 1933, as applicable; and

                  (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

         You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the U.S. Securities Act of 1933.

                                       Very truly yours,



                                       ______________________________________
                                       [Name]

                                       By:___________________________________
                                                Name:
                                                Title:
                                                Address:

                                                                         ANNEX B

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                                TRANSFERS TO IAIS

                                                                         ______,

The Bank of New York
Attention: Corporate Trust Trustee Administration

Ladies and Gentlemen:

         In connection with our proposed purchase of $_________ aggregate principal amount of the Notes, we represent that:

         (i) We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of May 14, 2002 (the "Indenture") relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         (ii) We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

         (iii) We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         (iv) We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         (v) We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          ________________________________
                                          [Name]

                                          By: ______________________________
                                              Name:
                                              Title
                                              Address:

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, check the box: [ ]

         If you want to have only part of this Note purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, state the amount (in integral multiples of $1,000:

$_______________________

Date:___________________             Signature:_________________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

Name:___________________________________________________________________________

Signature Guarantee:____________________________________________________________

                            FORM OF NOTATION ON NOTE
                              RELATING TO GUARANTEE

         The Subsidiary Guarantors (as defined in the Indenture), jointly and severally, have unconditionally guaranteed the due and punctual payment of the principal of, premium, if any, and interest on the Notes, and all other amounts due and payable under the Indenture and the Notes by the Company, whether at maturity, acceleration, redemption, repurchase or otherwise, including, without limitation, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful.

         The obligations of the Subsidiary Guarantors pursuant to the Guarantee are subject to the terms and limitations set forth in Articles Eleven and Twelve of the Indenture, and reference is made thereto for the precise terms of the Guarantee.

                                       SUBSIDIARY GUARANTORS

                                       Giant Industries Arizona, Inc.,
                                          an Arizona corporation

Attest:                                By:
       ------------------------           ----------------------------------
                                           Name:
                                           Title:


                                       Ciniza Production Company,
                                          a New Mexico corporation

Attest:                                By:
       ------------------------           ----------------------------------
                                           Name:
                                           Title:


                                       Giant Stop-N-Go of New Mexico, Inc.,
                                          a New Mexico corporation



Attest:                                By:
       ------------------------           ----------------------------------
                                           Name:
                                           Title:

                                       Giant Four Corners, Inc.,
                                          an Arizona corporation

Attest:                                By:
       ------------------------           ----------------------------------
                                           Name:
                                           Title:


                                       Phoenix Fuel Co., Inc.,
                                          an Arizona corporation

Attest:                                    By:
       ------------------------               ------------------------------
                                              Name:
                                              Title:


                                       San Juan Refining Company,
                                          a New Mexico corporation

Attest:                                    By:
       ------------------------               ------------------------------
                                              Name:
                                              Title:


                                       Giant Mid-Continent, Inc.,
                                          an Arizona corporation

Attest:                                    By:
       ------------------------               ------------------------------
                                              Name:
                                              Title:


                                       Giant Pipeline Company,
                                          a New Mexico corporation

Attest:                                     By:
       ------------------------                -----------------------------
                                               Name:
                                               Title:

                                       DeGuelle Oil Company,
                                          a Colorado corporation

Attest:                                     By:
       ------------------------                ---------------------------
                                               Name:
                                               Title:



                                       Giant Yorktown, Inc.,
                                          a Delaware corporation

Attest:                                     By:
       ------------------------                ---------------------------
                                               Name:
                                               Title:



                                       Giant Yorktown Holding Company,
                                          a Delaware corporation

Attest:                                     By:
       ------------------------                  ---------------------------
                                              Name:
                                              Title:

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The following increases or decreases in this Global Note have been made:

DATE OF EXCHANGE   AMOUNT OF DECREASE IN      AMOUNT OF INCREASE IN      PRINCIPAL AMOUNT OF THIS     SIGNATURE OF AUTHORIZED
                   PRINCIPAL AMOUNT OF THIS   PRINCIPAL AMOUNT OF THIS   GLOBAL NOTE FOLLOWING SUCH   SIGNATORY OF TRUSTEE OR NOTES
                   GLOBAL NOTE                GLOBAL NOTE                DECREASE OR INCREASE         CUSTODIAN


                                                                       EXHIBIT B

                        *[FORM OF FACE OF EXCHANGE NOTE]

                     11% SENIOR SUBORDINATED NOTES DUE 2012

No.______________                                             $________________

                                                            CUSIP No. __________


         Giant Industries, Inc., a Delaware corporation, promises to pay to _________________ or registered assigns the principal sum of ________________ Dollars on May 15, 2012.

         Interest Payment Dates: May 15 and November 15, commencing November 15, 2002

         Record Dates: May 1 and November 1

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


__________________________
* If the Note is to be issued in global form, add the Global Notes Legend from Exhibit A and the attachment to Exhibit A captioned "[TO BE ATTACHED TO GLOBAL NOTES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE."

         In Witness Whereof, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                        GIANT INDUSTRIES, INC.


                                        By:
                                           ----------------------------------
                                            Name:
                                            Title:

                                        By:
                                           ----------------------------------
                                            Name:
                                            Title:
Dated:-------------------------

Certificate of Authentication:

The Bank of New York, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

By:
   ---------------------------------
    Authorized Signatory

                                [REVERSE OF NOTE]

                             GIANT INDUSTRIES, INC.

                     11% SENIOR SUBORDINATED NOTES DUE 2012

         1. Interest. Giant Industries, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11% per annum from May 14, 2002 until maturity. The Company will pay interest semiannually on May 15 and November 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from May 14, 2002; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 15, 2002. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes to the persons who are registered holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are cancelled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal of, premium, if any, and interest on the Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay such amounts by check payable in such money. It may mail an interest check to a Holder's registered address.

         3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         4. Indenture. The Company issued the Notes under an Indenture, dated as of May 14, 2002 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Indenture pursuant to which the Notes are issued provides that an unlimited aggregate principal amount of Notes may be issued thereunder.

         5. Ranking and Guarantees. The Notes are general senior subordinated unsecured obligations of the Company. The Company's obligation to pay principal, premium, if any, and interest with respect to the Notes is unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture. Certain limitations to the obligations of the Subsidiary Guarantors are set forth in further detail in the Indenture.

         6. Optional Redemption. At any time on or after May 15, 2007, the Company may, at its option, redeem all or any portion of the Notes at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus, in each case, accrued interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning May 15 of the years indicated below:

                Year                            Percentage
                ----                            ----------
                2007                             105.500%
                2008                             103.667%

                2009                             101.833%
                2010 and thereafter              100.000%

         In addition, at any time prior to May 15, 2007, the Company may redeem all or part of the Notes upon not less than 30 days nor more than 60 days' notice at a redemption price equal to the sum of (i) the principal amount thereof, (ii) accrued and unpaid interest, if any, to the applicable date of redemption, and (iii) the Make-Whole Premium.

         At any time and from time to time on or prior to May 15, 2005, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes originally issued with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 111%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate initial principal amount of the Notes must remain outstanding after each such redemption. In order to effect the foregoing redemption, the Company must mail notice of redemption in accordance with the terms of the Indenture no later than 60 days after the related Public Equity Offering.

         7. Notice of Redemption. Notice of redemption will be mailed to the Holder's registered address at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. If less than all Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in multiples of $1,000 pro rata, by lot or by any other method that the Trustee considers fair and appropriate; provided that if the Notes are listed on any securities exchange, that such method complies with the requirements of such exchange. Notes in denominations larger than $1,000 may be redeemed in part. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption (unless the Company shall default in the payment of the redemption price or accrued interest).

         8. Change of Control. In the event of a Change of Control of the Company, the Company shall be required to make an offer to purchase each Holder's Notes, at 101% of the principal amount thereof, plus accrued interest to the Change of Control Payment Date.

         9. Net Proceeds Offer. In the event of certain Asset Sales, the Company may be required to make a Net Proceeds Offer to purchase pro rata or by lot all or any portion of each Holder's Notes, at 100% of the principal amount of the Notes plus accrued interest to the Net Proceeds Payment Date.

         10. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, and the ability of the Company and its Restricted Subsidiaries to dispose of certain assets, to pay dividends and make certain other distributions and payments, to make certain investments or redeem, retire, repurchase or acquire for value shares of Capital Stock, to incur additional Indebtedness or incur encumbrances against certain property and to enter into certain transactions with Affiliates, all subject to certain limitations described in the Indenture.

         11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption. Also, it need not transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

         12. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes and neither the Company, any Subsidiary Guarantor, the Trustee nor any Agent shall be affected by notice to the contrary.

         13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         14. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes. In addition, any amendment to, or waiver of, the provisions of this Indenture relating to subordination that adversely affects the rights of the holders of the Notes will require the consent of the holders of at least 75% in aggregate principal amount of Notes then outstanding. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or to provide for uncertificated Notes in addition to certificated Notes or to make any change that does not adversely affect the rights of any Holder.

         15. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

         16. Defaults and Remedies. An event of default generally is: default by the Company or any Subsidiary Guarantor for 30 days in payment of interest on the Notes; default by the Company or any Subsidiary Guarantor in payment of principal of or premium, if any, on the Notes; default by the Company or any Subsidiary Guarantor in the deposit of any optional redemption payment when due and payable; failure to pay at maturity or defaults resulting in acceleration prior to maturity of certain other Indebtedness; failure by the Company or any Subsidiary Guarantor for 60 days after notice to comply with any of its other agreements in the Indenture; certain final judgments against the Company or Subsidiaries; a failure of any Guarantee of a Subsidiary Guarantor to be in full force and effect or denial by any Subsidiary Guarantor of its obligations with respect thereto; and certain events of bankruptcy or insolvency. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity and security satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

         17. Trustee Dealings with Company and Subsidiary Guarantors. The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

         18. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee, shall not have any liability for any obligations of the Company, any Subsidiary Guarantor or the Trustee, under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         19. Authentication. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

         20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Giant Industries, Inc., 23733 North Scottsdale Road, Scottsdale, Arizona 85255, Attention: Treasurer.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:


--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint------------------------------ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Your Signature:
               -----------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Your Name:
          ----------------------------------------------------------------------

Date:
     ------------------------------------

Signature Guarantee:
                    ------------------------------------------------------------

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, check the box: [ ]

         If you want to have only part of this Note purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, state the amount (in integral multiples of $1,000):

$______________________

Date:                         Signature:
     -------------------------          ----------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Name:
     ---------------------------------------------------------------------------

Signature Guarantee:
                    ------------------------------------------------------------

                            FORM OF NOTATION ON NOTE
                              RELATING TO GUARANTEE

         The Subsidiary Guarantors (as defined in the Indenture), jointly and severally, have unconditionally guaranteed the due and punctual payment of the principal of, premium, if any, and interest on the Notes, and all other amounts due and payable under the Indenture and the Notes by the Company, whether at maturity, acceleration, redemption, repurchase or otherwise, including, without limitation, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful.

         The obligations of the Subsidiary Guarantors pursuant to the Guarantee are subject to the terms and limitations set forth in Articles Eleven and Twelve of the Indenture, and reference is made thereto for the precise terms of the Guarantee.

                                     SUBSIDIARY GUARANTORS

                                     Giant Industries Arizona, Inc.,
                                        an Arizona corporation

Attest:                              By:
       -----------------------          ------------------------------------
                                         Name:
                                         Title:


                                     Ciniza Production Company,
                                        a New Mexico corporation

Attest:                              By:
       -----------------------          ------------------------------------
                                         Name:
                                         Title:


                                     Giant Stop-N-Go of New Mexico, Inc.,
                                        a New Mexico corporation



Attest:                              By:
       -----------------------          ------------------------------------
                                         Name:
                                         Title:


                                     Giant Four Corners, Inc.,
                                        an Arizona corporation

Attest:                              By:
       -----------------------          ------------------------------------
                                         Name:
                                         Title:

                                     Ciniza Production Company,
                                        a New Mexico corporation

Attest:                              By:
       -----------------------          ------------------------------------
                                         Name:
                                         Title:


                                     Giant Stop-N-Go of New Mexico, Inc.,
                                        a New Mexico corporation



Attest:                              By:
       -----------------------          ------------------------------------
                                         Name:
                                         Title:


                                     Giant Four Corners, Inc.,
                                        an Arizona corporation

Attest:                              By:
       -----------------------          ------------------------------------
                                         Name:
                                         Title:


                                     Phoenix Fuel Co., Inc.,
                                        an Arizona corporation

Attest:                                  By:
       -----------------------              --------------------------------
                                         Name:
                                         Title:


                                     San Juan Refining Company,
                                        a New Mexico corporation

Attest:                                  By:
       -----------------------              --------------------------------
                                         Name:
                                         Title:

                                     Giant Mid-Continent, Inc.,
                                        an Arizona corporation

Attest:                                  By:
       -----------------------              --------------------------------
                                         Name:
                                         Title:



                                     Giant Pipeline Company,
                                        a New Mexico corporation

Attest:                                  By:
       -----------------------              --------------------------------
                                         Name:
                                         Title:



                                     DeGuelle Oil Company,
                                        a Colorado corporation

Attest:                                  By:
       -----------------------              --------------------------------
                                         Name:
                                         Title:



                                     Giant Yorktown, Inc.,
                                        a Delaware corporation

Attest:                                  By:
       -----------------------              --------------------------------
                                         Name:
                                         Title:



                                     Giant Yorktown Holding Company,
                                        a Delaware corporation

Attest:                                  By:
       -----------------------              --------------------------------
                                         Name:
                                         Title: